Exhibit 10.5 5003923.11 28266-930 SINGLE-TENANT COMMERCIAL LEASE (5560 KATELLA AVENUE, CYPRESS) Between WARLAND INVESTMENTS COMPANY as Landlord and ROMEO POWER, INC. as Tenant

TABLE OF CONTENTS

			Page
1.	BASIC LEASE TERMS		1
	1.1	Reference Date	1
	1.2	Tenant	1
	1.3	Guarantor	1
	1.4	Landlord	1
	1.5	Tenant's Use of Premises	1
	1.6	Premises Street Address	2
	1.7	Total Building Area	2
	1.8	Tenant's Prorata Share	2
	1.9	Term Commencement Date	2
	1.10	Length of Term	2
	1.11	Base Monthly Rent	2
	1.12	Monthly Rent Adjustments	2
	1.13	Initial Estimate of Additional Rent for Operating Expenses	2
	1.14	Prepaid Rent	3
	1.15	Total Security Deposit	3
	1.16	Parking	3
	1.17	Additional Sections	3
	1.18	Exhibits	3
2.	PREMISES		3
	2.1	Premises	3
	2.2	Exterior Areas	3
	2.3	Reservation of Rights	3
3.	TERM		4
4.	RENT		4
	4.1	Base Rent	4
	4.2	Rent Adjustments	4
	4.3	Additional Rent for Operating Expenses	4
	4.4	Rent Without Offset	7
	4.5	Late Charge	7
5.	PREPAID RENT		7
6.	SECURITY DEPOSIT		8
7.	USE OF THE PREMISES AND PROJECT FACILITIES		8
8.	SIGNAGE		9
9.	PERSONAL PROPERTY TAXES		9
10.	PARKING		9
	10.1	Parking Rights	9
	10.2	Parking Violations	10
11.	UTILITIES		10
12.	MAINTENANCE		10
	12.1	Landlord Obligations	10
	12.2	Tenant Obligations	12
	12.3	Capital Repairs	13
	12.4	Elevator	13

5003923.11

28266-930.8

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TABLE OF CONTENTS (continued) 5003923.11 28266-930 - ii - 13. ALTERATIONS ....................................................................................................................... 14 13.1 Consent for Alterations ................................................................................................. 14 13.2 Alteration Conditions ................................................................................................... 14 13.3 Telephone and Data Equipment .................................................................................... 15 13.4 Removal of Alterations ................................................................................................. 15 13.5 Pre-Permitted Alterations ............................................................................................. 15 13.6 Rooftop Satellite........................................................................................................... 16 14. RELEASE AND INDEMNITY ................................................................................................ 16 14.1 Tenant Indemnification ................................................................................................. 16 14.2 Landlord Indemnification ............................................................................................. 16 14.3 Waivers and Release..................................................................................................... 17 15. INSURANCE ........................................................................................................................... 17 15.1 Tenant’s Insurance ....................................................................................................... 17 15.2 Independent Contractors’ Insurance .............................................................................. 18 15.3 Waiver of Subrogation Rights ....................................................................................... 18 15.4 Landlord’s Insurance .................................................................................................... 18 15.5 Tenant’s Covenants ...................................................................................................... 18 16. DESTRUCTION....................................................................................................................... 19 16.1 Damage Affecting Premises ......................................................................................... 19 16.2 Tenant’s Personal Property and Trade Fixtures ............................................................. 21 16.3 Abatement of Rent; Tenant’s Remedies ........................................................................ 21 16.4 Civil Code Waivers ...................................................................................................... 21 17. CONDEMNATION .................................................................................................................. 21 17.1 Definitions ................................................................................................................... 21 17.2 Obligations to be Governed by Lease ............................................................................ 21 17.3 Permanent, Total or Partial Taking ............................................................................... 21 17.4 Temporary Taking ........................................................................................................ 22 17.5 Retention of Award and Obligation to Restore .............................................................. 22 18. ASSIGNMENT OR SUBLEASE .............................................................................................. 22 18.1 General Restrictions ..................................................................................................... 22 18.2 Requests for Consent .................................................................................................... 22 18.3 Miscellaneous .............................................................................................................. 23 18.4 Fees and Net Rent Payments ......................................................................................... 23 18.5 Conditions to a Transfer ............................................................................................... 23 18.6 Deemed Transfers ........................................................................................................ 24 18.7 Recapture Option.......................................................................................................... 25 18.8 Parking Rights Transfer Restriction .............................................................................. 26 18.9 Signage Transfers ......................................................................................................... 26 18.10 Sign and Banner Prohibitions ....................................................................................... 26 18.11 Permitted Transfers ...................................................................................................... 26 19. DEFAULT ................................................................................................................................ 26 20. LANDLORD’S REMEDIES ..................................................................................................... 27 20.1 Termination Rights ....................................................................................................... 27 20.2 Right to Maintain Lease in Effect ................................................................................. 28 20.3 Landlord Self-Help ....................................................................................................... 28 20.4 Partial Payments ........................................................................................................... 28

TABLE OF CONTENTS
(continued)

21.	ENTRY ON PREMISES	28
22.	SUBORDINATION AND ATTORNMENT	29
23.	NOTICE	29
24.	WAIVER	29
25.	SURRENDER OF PREMISES; HOLDING OVER	30
	25.1 Lease Surrender	30
	25.2 Holdover	30
26.	LANDLORD DEFAULT/LIMITATION OF LIABILITY AND TIME	30
	26.1 Landlord Default	30
	26.2 Self-Help	31
27.	RELOCATION	32
28.	HAZARDOUS MATERIALS AND INDOOR AIR QUALITY	32
	28.1 General Restrictions and Indemnification	32
	28.2 Assignment Restrictions	33
	28.3 Definition	33
	28.4 Building System Contaminants	33
	28.5 Tenant's Hazardous Materials Disclosures	34
29.	SECURITY MEASURES	34
30.	MISCELLANEOUS PROVISIONS	35
	30.1 Time of Essence	35
	30.2 Successor	35
	30.3 Landlord's Consent	35
	30.4 Attorneys' Fees and Other Charges	35
	30.5 Landlord's Successors	35
	30.6 Interpretation	35
	30.7 Estoppel Certificates	36
	30.8 Financing	36
	30.9 Financial Statements	36
	30.10 Recording	36
	30.11 Waiver of Trial by Jury and Filing of Lis Pendens	36
	30.12 Corporation, Limited Liability Company, or Partnership	37
	30.13 Addendum and Exhibits	38
	30.14 Guaranty	38
	30.15 Counterparts	38
	30.16 No Offer	38
	30.17 Accessibility Disclosure; Civil Code Section 1938	38
	30.18 California Department of Energy Reporting Obligations	38
	30.19 Quiet Enjoyment	38

5003923.11
28266-930
- iii -

TABLE OF CONTENTS
(continued)

31. PREMISES DELIVERY WARRANTY 40
32. OPTION TO EXTEND 40
33. BROKERS 42
34. ACCESS 42
35. LETTER OF CREDIT 42
36. FORCE MAJEURE 43
37. LANDLORD WAIVER 43
38. LANDLORD WORK 43

EXHIBITS:		First Mentioned in Section
"A"	PREMISES PLAN	2.1
"B"	WORK LETTER AGREEMENT	1.9
"C"	PROJECT RULES AND REGULATIONS	7
"D"	TENANT INSURANCE REQUIREMENTS	15.1
"E"	INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS	15.2
"F"	FORM OF COMMENCEMENT DATE MEMORANDUM	3
"G"	FORM OF TENANT ESTOPPEL CERTIFICATE	30.7
"H-1"	COMPLETED ENVIRONMENTAL QUESTIONNAIRE	28.5
"H-2"	FORM OF ENVIRONMENTAL QUESTIONNAIRE	28.5
"I"	FORM OF LETTER OF CREDIT	35
"J"	ROOF SATELLITE EQUIPMENT RULES AND REGULATIONS	13.6
"K"	INTENTIONALLY OMITTED	
"L"	PERMITTED TRANSFER	18.11
"M"	PERMITTED DOGS	7

Schedules:

4.3(a)(e)	EXCLUSIONS FROM OPERATING EXPENSES	4.3(a)(e)
4.3(b)(b)	AUDIT RIGHTS	4.3(b)(b)

5003923.11
28266-930
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5003923.11 28266-930 - 1 - SINGLE-TENANT COMMERCIAL LEASE 1. BASIC LEASE TERMS 1.1 Reference Date: This Lease (“Lease”) is dated for reference purposes only as of September 24, 2021. 1.2 Tenant: Address for Notices (Section 0): ROMEO POWER, INC., a Delaware corporation 4380 Ayers Avenue Vernon, California 90058 Attention: Kerry Shiba Email: kerryshiba@romeopower.com With a copy to: 4380 Ayers Avenue Vernon, California 90058 Attention: Legal Department legal@romeopower.com And with copies of notices of default to: Freeman, Freeman & Smiley, LLP 1888 Century Park East, Suite 1500 Los Angeles, California 90067 Attention: Damon Juha Email: Damon.Juha@ffslaw.com 1.3 Guarantor: None. 1.4 Landlord: Address for Notices (Section 0): WARLAND INVESTMENTS COMPANY, a California limited partnership 1299 Ocean Avenue, Suite 300 Santa Monica, California 90401 Attn: Co-Managing Directors With a copy to: 11155 Knott Avenue, Suite J Cypress, California 90630 Attention: Susan Garey and Jessica Nielsen Email: susan@warland.com jessica@warland.com 1.5 Tenant’s Use of Premises (Section 7): General and administrative office, assembly and storage of lithium-ion battery modules (and other lawfully permitted items that have been approved by Landlord in accordance with the terms of this Lease), warehouse and distribution use.

5003923.11 28266-930 - 2 - 1.6 Premises Street Address (Section 2): 5560 Katella Avenue Cypress, California 90630 1.7 Total Building Area (Section 2): 215,000 square feet 1.8 Tenant’s Prorata Share (Section 4.3): 100% 1.9 Term Commencement Date (Section 3): The earliest of (i) twelve (12) weeks after the date Landlord tenders possession of the Premises to Tenant (i.e., Landlord has notified Tenant that the keys to the Premises are ready to be picked up, provided, however, that Landlord shall not be required to actually give Tenant the keys or access to the Premises until Tenant has given Landlord written proof of insurance that meets the requirements of the Lease) (“Possession Date”), (ii) the date Tenant commences any business use therein, and (iii) the date of Substantial Completion pursuant to the Work Letter Agreement attached hereto as Exhibit “B” (“Work Letter Agreement”). 1.10 Length of Term (Section 3): 97 calendar months (plus any partial month for any period between the Term Commencement Date and the first day of the next month if the Term Commencement Date is not the first day of a calendar month). 1.11 Base Monthly Rent (Section 4.1): $210,700 per month (i.e., $0.98 NNN / SF) 1.12 Monthly Rent Adjustments (Section 4.2): 3% annually. The Base Monthly Rent (as defined in Section 4.1) shall be increased on each annual anniversary of the Term Commencement Date (or if the Term Commencement Date is not the first day of a calendar month, then the first day of the first calendar month following the Term Commencement Date) by 3%, calculated by multiplying the then payable Base Monthly Rent by 1.03. Provided no Default (as defined in Section 19, below) has occurred, fifty percent (50%) of Base Monthly Rent only shall abate during the second (2nd) and third (3rd) full calendar months of the Term (“Abated Rent Period”). During the Abated Rent Period, Tenant shall be responsible for all other monetary and non-monetary obligations under this Lease, including, without limitation, payment of all estimated Operating Expenses. 1.13 Initial Estimate of Additional Rent for Operating Expenses (Section 4.3): $45,150, subject to annual reconciliation (see Section 4.3). Additional Rent for Operating Expenses shall be payable in monthly installments of $45,150 due on the first day of every month as additional Rent, commencing on the Term Commencement Date.

5003923.11 28266-930 - 3 - 1.14 Prepaid Rent (Section 5): $255,850 (payable upon Lease execution), which shall be in an amount equal to Base Monthly Rent and additional Rent for Operating Expenses attributable to the first full calendar month of the initial Term and which shall be applied to the first full calendar month of the Term for which Rent is due. 1.15 Total Security Deposit (Section 6): None. 1.16 Parking (Section 10): No less than two hundred thirty-six (236) passenger automobile parking spaces. 1.17 Additional Sections: Additional Sections of this Lease are contained in Addendum Sections 31 – 37, and made a part hereof. 1.18 Exhibits: Exhibits “A” through “M” are attached hereto and made a part hereof. 2. PREMISES. 2.1 Premises. Landlord leases to Tenant the building described in Section 1.6 and depicted on attached Exhibit “A” (the “Premises” or the “Building”), which is located on the real property depicted in Exhibit “A” (the “Project”). By accepting possession of the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present “as is” condition, subject to (a) Section 31 below, and (b) any additional work Landlord has agreed to do as set forth in the Work Letter Agreement. Notwithstanding the foregoing, the “Premises” shall not include any rights to use the roof of the Building except as expressly set forth herein. 2.2 Exterior Areas. Tenant and Tenant’s employees, suppliers, shippers, customers and business invitees and licensees, during the Term of this Lease shall have the exclusive right to use the Premises and the Exterior Areas, subject to the Rules and Regulations referred to below and to other reasonable rules and regulations which Landlord may promulgate. The term “Exterior Areas” means all areas and facilities outside the Premises and within the exterior boundaries of the Project, which may be used for the general use and convenience of Tenant and its respective employees, agents, representatives, invitees and licensees. In all events, the Exterior Areas shall include, without limitation, the following areas: (a) loading and unloading areas, trash areas, parking areas, and similar areas and facilities appurtenant to the Project; and (b) roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the Project. 2.3 Reservation of Rights. Landlord reserves the right from time to time without unreasonable interference with Tenant’s use or material diminution of Tenant’s rights, or materially increase in Tenant’s obligations, under this Lease, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and any central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located in the Premises or located elsewhere outside the Premises; (b) with Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, make changes to the Exterior Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) temporarily close any of the Exterior Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available; (d) designate other land outside the boundaries of the Project to be a part of the

5003923.11 28266-930 - 4 - Exterior Areas; (e) with Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, add additional improvements to the Exterior Areas or the Project; and (f) use the Exterior Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof. Notwithstanding the foregoing, in no event shall Tenant’s consent be required for any changes to the Exterior Areas or the Project required by pursuant to any Law, governmental or regulatory authority or court order. 3. TERM. The Term of this Lease is for the period set forth in Section 1.10 beginning on the Term Commencement Date (“Term”). If Landlord, for any reason, cannot deliver possession of the Premises to Tenant by the Term Commencement Date set forth in Section 1.9 above, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss, damage or liability resulting from such delay. However, provided such delay is not caused by a Tenant Delay (as defined in the Work Letter Agreement), Tenant shall not be responsible for payment of Rent (as defined below) until the Premises are delivered as required by this Lease. Upon determination of the Term Commencement Date, Landlord shall prepare and deliver a Commencement Date Memorandum in substantially the form of attached Exhibit “F” and Tenant shall promptly countersign and return it to Landlord and note any corrections thereto. For purposes of this Lease, a “Lease Year” shall consist of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Term Commencement Date or, if the Term Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Term Commencement Date. Each succeeding Lease Year shall commence on the annual anniversary of the first Lease Year. This Lease shall expire on the last day of the last calendar month referenced in Section 1.10. 4. RENT. Base Monthly Rent and the Additional Rent for Operating Expenses are sometimes collectively referred to in this Lease as “Rent.” 4.1 Base Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1.11 which shall be payable monthly in advance on the first day of each and every calendar month (“Base Monthly Rent”) provided, however, the first month’s Rent is due and payable upon execution of this Lease, and shall be applied as set forth in Section 1.14. If this Lease provides for postponement or suspension of monthly rental payments (collectively, “Abated Rent”), Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Term only if Tenant has fully, faithfully and punctually performed all of Tenant’s obligations, including without limitation the payment of all rent (other than the Abated Rent) and all other monetary obligations, and has surrendered the Premises in the condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of all its obligations under this Lease. If a Default of Tenant occurs, then the Abated Rent shall no longer be excused and Tenant shall be obligated to pay to Landlord the Pro-Rated Abated Rent (as defined below) within thirty (30) days after receipt of written demand. As used herein, the term “Pro-Rated Abated Rent” shall mean an amount computed by dividing the Abated Rent by ninety-seven (97) months (i.e., the number of months in the initial Term) and then multiplying the resulting quotient by the number of months which would have remained in the initial Term as of the month a Default occurs. 4.2 Rent Adjustments. Base Monthly Rent shall be adjusted as set forth in Section 1.12. 4.3 Additional Rent for Operating Expenses. The purpose of this Section 4.3 is to ensure that Tenant bears a share of all expenses related to the use, maintenance, ownership, repair or replacement, taxes, assessments, and insurance of the Building, subject to any limitations expressly stated in this Lease. Accordingly, Tenant shall pay to Landlord, in accordance with the provisions of this Section 4.3, Tenant’s Pro Rata Share (as set forth in 1.13 and defined in Section 4.3(a)(d), below) of Real Estate Taxes (defined in Section 4.3(a)(a), below), Insurance Charges (defined in Section 4.3(a)(b)

5003923.11 28266-930 - 5 - below), and Maintenance Charges (defined in Section 4.3(a)(c), below) (collectively, “Operating Expenses”). (a) Definitions. (a) Real Estate Taxes Defined. “Real Property Taxes” means (i) any and all forms of tax, assessment, license fee, excise, bond, levy, charge or imposition (collectively referred to herein as “Taxes”, general, special, ordinary or extraordinary, imposed, levied or assessed against the Building or any interest of Landlord or any mortgagee thereof in the same, by any authority or entity having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any fire, school, redevelopment, agricultural, sanitary, street, lighting, security, drainage or other authority, political subdivision or improvement district or special assessment district thereof, (ii) any Tax in substitution, partially or totally, of any Taxes now or previously included within the definition of Real Property Taxes, including without limitation, those imposed, levied or assessed to increase tax increments to governmental agencies, or for services such as (but not limited to) fire protection, police protection, street, sidewalk and road maintenance, refuse removal or other governmental services previously provided without charge (or for a lesser charge) to property owners and/or occupants, (iii) any Taxes allocable to or measured by the area of the Building or the Project or any Rent payable hereunder, including without limitation, any gross receipts tax or excise tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair, use or occupancy by Tenant or Landlord of the Premises, and (iv) any Taxes on the transfer or transaction directly or indirectly represented by this Lease, by any subleases or assignments hereunder, by any document to which Tenant is a party, creating or transferring (or reflecting the creation or transfer) of an interest or estate in the Building or in Landlord. Notwithstanding anything to the contrary contained herein, Real Property Taxes shall not include any general franchise, income, estate, gift or inheritance tax imposed on Landlord or any documentary transfer taxes and/or deed recording fees imposed. (b) Insurance Charges. “Insurance Charges” means the cost of the following insurance: (i) All Risk Insurance. All risk insurance (Landlord’s “All Risk Insurance”) insuring the Building (other than the Tenant’s inventory, trade fixtures, Alterations (defined below)) against loss or damage by (a) fire, sprinkler damage, vandalism, earthquake and all other perils customarily covered under an All Risk policy, (b) at the election of Landlord in its discretion, earthquake and/or flood, and (c) such other perils or risks, insurance against which is required by a Lender from time to time, or which Landlord determines, in its reasonable discretion, is customarily carried in comparable projects, in each case in an amount equal to their full replacement cost, less commercially reasonable deductibles selected by Landlord. “Lender” for all purposes under this Lease shall mean any lender having a secured interest in the Premises or in any portion thereof and any purchaser who purchases or otherwise acquires the Premises at any foreclosure sale, through deed in lieu of foreclosure or similar conveyance; (ii) Public Liability Insurance. Public liability and property damage insurance with respect to the Building, including, without limitation, the Exterior Areas and other buildings on the Property and all individual premises, with limits in such amounts as Landlord shall determine;

5003923.11 28266-930 - 6 - (iii) Other. Such other insurance coverage with respect to the Building or Property as shall be required from time to time by any Lender or as shall be determined by Landlord, in its reasonable discretion, to be customarily carried with respect to comparable projects. (c) Maintenance Charges. (i) “Maintenance Charges” shall collectively mean all out-of- pocket amounts expended in connection with the operation, repair, replacement and maintenance of the Project, whether capital or non-capital in nature, including, without limitation, the following: (A) all costs of performing Landlord’s maintenance, repair and replacement obligations pursuant to Section 12.1 below; (B) costs of policing, including the cost of personnel employed to implement such services including, if Landlord deems necessary, the cost of security guards; (C) personal property taxes, assessments and possessory interest taxes, or amounts equivalent thereto if no possessory interest tax is assessed, on personal property located on, comprising or used in connection with the operation, repair or maintenance of the Exterior Areas; (D) any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from, statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Building, the parking facilities serving the Building or any other portion of the Exterior Areas; and (E) any fees as may be paid to a third party in connection with Landlord’s operation, repair, replacement and maintenance of the Project, and shall in any event include a fee paid to Landlord to supervise and administer the Project in an amount equal to six percent (6%) of the sum of all scheduled Base Monthly Rent and all Real Estate Taxes, Insurance Charges and Maintenance Charges for each calendar year. (ii) Capital Expenditures. To the extent any Maintenance Charges are considered capital expenditures pursuant to this Lease, such capital expenditures shall be amortized over their useful life (as reasonably determined by Landlord) using the lesser of (A) the lesser of Landlord’s actual cost of funds or eight percent (8%) per annum, and (B) the maximum legal interest rate per annum. (d) Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” is the percentage number specified in Section 1.8. Based thereon, the initial estimate of Additional Rent for Operating Expenses is set forth in Section 1.13. (e) Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained herein, “Operating Expenses” shall not include any of the items described in Schedule 4.3(a)(e) attached hereto. (b) Procedures. (a) Estimated Monthly Installments. Landlord shall deliver to Tenant a written estimate of Tenant’s Pro Rata Share of the projected Operating Expenses for any calendar year (“Estimated Statement”). Tenant shall pay to Landlord such estimated Tenant’s Pro Rata Share in equal monthly installments, in advance on the first day of each month, and Landlord shall endeavor to submit to Tenant by May 1 following the end of each such calendar year, a statement showing in reasonable detail the actual Operating Expenses during such period (“Actual Statement”), and the parties shall make any payment or allowance necessary to adjust Tenant’s estimated payments to the actual Tenant’s Pro Rata Share of Operating Expenses for

5003923.11 28266-930 - 7 - such period as indicated by the Actual Statement. Tenant shall have no obligation to pay Landlord for any Operating Expenses incurred in a calendar year that are not billed to Tenant by December 31 of the following calendar year. Any payment due Landlord shall be payable by Tenant within fourteen (14) days of demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due from Tenant to Landlord under this Lease. Despite the expiration or early termination of this Lease, when the final determination is made of Tenant’s Pro Rata Share of Operating Expenses for the year in which the expiration or early termination occurs, Tenant shall pay within fourteen (14) days of demand any adjustment due to Landlord and any amount due to Tenant shall be promptly paid by Landlord. (b) Audit Right. Tenant shall have the right to audit the accuracy of Tenant’s Pro Rata Share of Operating Expenses pursuant to the terms and conditions of attached Schedule 4.3(b)(b). 4.4 Rent Without Offset. All Rent shall be paid by Tenant to Landlord monthly in advance on or before the first day of every calendar month, at the address shown in Section 1.4, or such other places as Landlord may designate in writing from time to time. All such Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever, except as expressly stated herein. All Rent shall be paid in lawful currency of the United States of America. All such Rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly Rent per day. Upon reasonable prior written notice to Landlord, Tenant have the right to make all payments of Rent under this Lease by electronic transfer as an Automated Clearing House (“ACH”) transaction. Any such ACH transfers shall be paid by Tenant, from Tenant’s ACH account in a federally insured bank or financial institution and credited to Landlord’s ACH account. Tenant shall timely comply with ACH transfer requirements and accurately state Landlord’s ACH account information. All costs and expenses therefor (including, without limitation, all financial institution fees and charges incurred by Landlord connection with the same) shall be borne by Tenant. 4.5 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Project. Therefore, if Rent or any other sum due from Tenant is not received on the date due, Tenant shall pay to Landlord an additional sum equal to six percent (6%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the lesser of ten percent (10%) per annum or the then maximum lawful rate permitted to be charged by Landlord. Notwithstanding the foregoing, no such late charge or interest shall be due or owing in connection with the first late payment of Rent in any calendar year, unless and until Tenant fails to pay the same within three (3) business days after the date such Rent becomes due. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of Two Hundred and 00/100 Dollars ($200.00). If more than one (1) check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, (i) may require all future payments to be made under this Lease by Tenant to be made only by cashier’s check, and/or (ii) require that Tenant deposit a Security Deposit in the amount of one (1) month of Base Monthly Rent and monthly Additional Rent for Operating Expenses then in effect, or if there is an existing Security Deposit, increase the Security Deposit by one hundred percent (100%). 5. PREPAID RENT. Upon the execution of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall pay to Landlord the prepaid Rent set forth in Section 1.14.

5003923.11 28266-930 - 8 - Such prepaid Rent shall be applied toward the Rent for the first full calendar month of the Term for which Rent is due. Landlord’s obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent, without interest thereon. 6. SECURITY DEPOSIT. If Tenant is in Default (as defined below), Landlord can use any deposit required as security for the performance by Tenant of its obligations under this Lease (hereinafter referred to as “Security Deposit”) or any portion of it to cure the Default or to compensate Landlord for any damages sustained or expenses incurred by Landlord resulting from Tenant’s Default (including, without limitation, all rent due following Lease termination to the extent permitted by California Civil Code Section 1951.2). With regard to the foregoing, Tenant hereby waives the provisions of Civil Code Section 1950.7. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall, within thirty (30) days thereafter, return the entire Security Deposit to Tenant, less any accrued Rent and any costs incurred to repair any damages to the Premises or otherwise cure any failure by Tenant to perform its obligations hereunder. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant’s Security Deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In no event shall Tenant be entitled to apply the Security Deposit to the last month’s Rent installment due and payable under this Lease. In the event Landlord does not accept this Lease, Landlord shall return the Security Deposit without any interest thereon. 7. USE OF THE PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1.5 and for no other purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as expressly set forth in the Work Letter Agreement or stated in this Lease. Subject to Section 2.3 above, Tenant acknowledges that Landlord may, from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project outside the Building as Landlord may deem necessary or desirable, without compensation to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations, now or hereinafter enacted, affecting the Premises and the Project, including, without limitation, The Americans with Disabilities Act of 1990 (“ADA”), and Title 24 of the California Code of Regulations and any amendments or successor statutes thereto (collectively, “Laws”), and the Rules and Regulations attached to this Lease as Exhibit ”C” and to any reasonable modifications to such Rules and Regulations as Landlord may adopt from time to time. To the extent of any inconsistency between the terms and conditions of this Lease and the terms and conditions of such Rules and Regulations, the terms and conditions of this Lease shall control. Except as and to the extent expressly set forth in this Lease, Landlord makes no representation or warranty as to the compliance of the Premises, the Building or the Project with the ADA or Title 24. The parties hereby agree that: (a) Tenant shall be responsible for ADA Title III and Title 24 compliance in the Premises, including any tenant improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord may perform or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and Title 24 “path of travel” requirements triggered by any

5003923.11 28266-930 - 9 - tenant improvements or alterations to the Premises, or as a result of Tenant’s particular use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums for fire or casualty insurance carried by Landlord, or subject Landlord to a claim of damages or liability arising from hazardous or toxic waste or by-products thereof associated with or arising from Tenant’s use of the Premises or Project. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section 7. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project or that may be a nuisance or menace to surrounding projects. If sound or vibration insulation is required to muffle noise produced by Tenant on the Premises, or ventilation and/or insulation is required to remove fumes generated by Tenant, Tenant at its own cost shall provide all necessary insulation and/or ventilation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises or the Project. Other than properly registered service animals and Permitted Dogs, as defined in Exhibit “M” attached hereto, pets and/or animals of any type shall not be kept on the Premises. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, tinting material or security bars), stickers, signs, lettering, banners or advertising or display material on exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord’s prior written consent. Similarly, Tenant may not install any alarm boxes, security cameras or other security equipment on the exterior of the Building or exterior of the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion. Any material violating these provisions may be removed and destroyed by Landlord without compensation to Tenant. 8. SIGNAGE. Tenant shall be permitted Building signage identifying Tenant, provided that the type, design, color, location, site configurations and materials of such signage shall (a) be approved by Landlord in writing, which approval may not be unreasonably withheld, (b) be fabricated and installed by a licensed contractor mutually approved by Landlord and Tenant subject to the immediately following sentence, and (c) comply with the reasonable Project signage rules and regulations, as may be reasonably modified by Landlord from time to time (“Sign Criteria”). Tenant will obtain three (3) bids for such signage from licensed contractors, one of which shall be Landlord’s preferred signage contractor, and Tenant shall be obligated to select Landlord’s preferred signage contractor if Landlord’s preferred signage contractor is the lowest qualified bid and available to perform the work. All signage shall be installed, maintained and repaired by Tenant, at Tenant’s sole cost and expense, and shall be manufactured, installed and maintained in strict conformance with the Sign Criteria. Except as may be expressly permitted by the Work Letter Agreement or this Section, no exterior signage shall be erected by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, (a) Tenant shall pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage and to patch and repair the Building wall to Landlord’s satisfaction, and (b) the Building signage not picked up by Tenant shall at Landlord’s election become the property of Landlord. 9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon any trade fixtures or other personal property in or about the Premises. 10. PARKING. 10.1 Parking Rights. During the Term and so long as this Lease has not been terminated, Tenant shall have the exclusive right to use the Exterior Areas, including the number of automobile parking spaces set forth in Section 1.16, all for use only of Tenant’s customers, suppliers, employees, licensees and business invitees. Tenant’s parking shall be limited to passenger cars and/or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within such parking area

5003923.11 28266-930 - 10 - unless otherwise approved in advance by Landlord. Vehicles shall be parked only in striped parking spaces and not within the Premises (other than temporarily in connection with Tenant’s permitted use as may be approved by Landlord in writing), in driveways, loading areas or other locations not specifically designated for parking or not visible from Katella Avenue. Overnight parking and storage outside the Premises are prohibited, except that (a) overnight parking shall be permitted in the truck wells, and (b) employees may park at the Premises at any time while they are working from the Premises. Notwithstanding the foregoing, parking or storage of any non-functioning trailers and vehicles is prohibited and under no circumstances shall the truck wells be used for long-term parking. Tenant will at all times maintain trailers and vehicles parked in the truck wells in good condition and repair, including periodically washing as needed and prompt removal of any graffiti from the trailers, vehicles and truck wells. Additionally, Tenant shall promptly repair any damage to the Project, arising from any vandalism to trailers and trucks. If required by governmental authorities, Landlord reserves the right at any time to charge fees for such parking. Landlord may at any time promulgate reasonable rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by Tenant’s employees and invitees, so long as the promulgated rules do not materially interfere with Tenant’s use of the Premises and Exterior Areas as delineated in this Lease. 10.2 Parking Violations. Any vehicle belonging to any partner, director, officer, shareholder, employee, visitor, customer, supplier, contractor, representative, agent, licensee or business invitee of Tenant (each, a “Tenant Party” and, collectively, the “Tenant Parties”) violating the foregoing parking restrictions or other reasonable parking regulations promulgated by Landlord shall be subject to removal at Tenant’s expense. Any costs (including, without limitation, attorney’s fees) incurred by Landlord in connection with the enforcement of the provisions of this Section 10 against Tenant or against any Tenant Parties shall be reimbursed to Landlord by Tenant as additional Rent with the next installment of Base Monthly Rent. 11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Prior to the Commencement Date, Landlord shall, if not already existing, install separate meters for any such utility and to charge Tenant for the cost of such installation. Tenant shall contract directly with the utility companies to provide such utilities, and for the maintenance of any utility lines, including, without limitation telephone equipment, cabling and/or wiring. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure, stoppage or interruption of electrical, water, or telecommunications services to the Premises (whether such failure affects HVAC, telephone and data services or otherwise), no eviction of Tenant shall result from such failure, stoppage or interruption, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease as a result thereof (provided, however, that Tenant shall not be prohibited from commencing any legal action against Landlord relating to damages suffered by Tenant if and to the extent that any such failure, stoppage or interruption of any such services is caused by the negligence or willful misconduct of Landlord or its agents, representatives, employees or contractors). 12. MAINTENANCE. 12.1 Landlord Obligations. Subject to the last sentence of this Section 12.1 and Section 12.2 below, Landlord shall maintain, in good condition and repair: (a) The structural parts of the Premises, which shall consist only of the foundations, bearing and exterior walls, subflooring (but excluding the slab); (b) Roof, skylights, gutters and downspouts, provided that Landlord’s obligations with respect to the roof membrane shall be limited to (i) conducting an annual

5003923.11 28266-930 - 11 - inspection of the roof membrane and entering into an annual maintenance contract and (ii) replacing the roof membrane at the end of its useful life (as reasonably determined by Landlord) with the cost of any such replacement being amortized in accordance with Section 4.3(c)(ii) above (unless such replacement is required due to the acts or omissions of Tenant or its agents, employees, customers, invitees, subtenants or assigns, in which event Tenant shall be responsible for the entire cost of such replacement), and Landlord shall not be obligated to otherwise maintain, repair and/or replace the roof membrane (with Tenant responsible for all such maintenance, repair and/or replacements pursuant to Section 12.2 below); (c) Portions of the electrical, mechanical, plumbing and sewage systems located outside of the Building, including exterior backflows; (d) (i) Maintaining a quarterly maintenance service contract (i.e., replacement of filters and belts) for the Heating, Ventilating and Air Conditioning (“HVAC”) systems servicing the Premises and (ii) replacing the rooftop HVAC units at the end of the respective useful life of each such unit (as reasonably determined by Landlord) with the cost of any such replacement being amortized in accordance with Section 4.3(c)(ii) above (unless any such replacement is required due to the omissions of Tenant or its agents, employees, customers, invitees, subtenants or assigns, in which event Tenant shall be responsible for the entire cost of such replacement), with Tenant responsible for all other maintenance, repair and/or replacement obligations with respect to the HVAC systems servicing the Premises pursuant to Section 12.2 below; (e) Landscape, trees, landscape irrigation, walkways, sidewalks; (f) Exterior lighting (i.e. parking lot poles, building lighting, landscape lighting, light bollards), provided that in no event shall costs incurred in connection with any such items be considered capital expenditures for any purpose under this Lease; (g) Parking lot maintenance, repair and replacement, striping, seal coat, sweeping, provided that in no event shall costs incurred be considered capital expenditures for any purpose under this Lease; (h) Semi-annual exterior plate glass cleaning and building power washing; (i) Exterior repair and replacement of caulking and sealant; (j) Exterior custodial services; and (k) Exterior Building and Project re-painting, provided that in no event shall costs incurred in connection with any such items be considered capital expenditures for any purpose under this Lease (so long as not more often than once every five (5) years). Notwithstanding the foregoing or anything in this Lease to the contrary, to the extent that any elements of the Premises, Building, Exterior Areas or Project to be maintained by Landlord pursuant to this Section 12.1, are damaged due to any negligent (whether active or passive) or willful misconduct of

5003923.11 28266-930 - 12 - Tenant or any Tenant Parties, all repair or replacement costs relating to such damage shall be borne solely by Tenant and paid as additional Rent. 12.2 Tenant Obligations. Except as provided in Section 12.1 above, Tenant shall maintain and repair the Premises in good condition, including, without limitation: (a) Direct contract with electrical utility company (Southern California Edison Company) for electricity servicing the Premises and any other separately metered utility servicing the Premises; (b) Cleaning the Premises no less than five (5) days per week using a licensed and bonded janitorial company approved by Landlord in writing; (c) All interior plumbing, including but not limited to, hot water heater(s) and adjoining pipes, sinks, faucets, toilets, urinals, dishwashers; (d) Except as and to the extent expressly set forth in Section 12.1 above, all maintenance, repair and/or replacement of the roof membrane using Landlord’s preferred roofing contractor(s); (e) Except as and to the extent expressly set forth in Section 12.1(d) above, all maintenance, repair and/or replacement of the HVAC systems servicing the Premises, including, without limitation, thermostats and exhaust fans, all using Landlord’s preferred HVAC contractor(s); (f) Electrical systems located within and servicing the Premises (including electrical and meters in the electrical room); (g) All walls, floors (including the slab), ceilings (including replacement of stained or damaged ceiling tiles); (h) Interior and Exterior doors servicing the Premises (including truck doors), cost of re-keying, using Landlord’s Project locksmith; (i) Tenant signage on the Building, door or inside of Premises and any signage in the Exterior Areas (including periodic cleaning of exterior Building signage); (j) All interior improvements and fixtures; (k) All Building Cable (as hereinafter defined) located in the Premises; (l) Replacement of plate glass that is a part of the Premises (interior and exterior), window mullions, interior sealant and caulking. Tenant shall use Landlord’s preferred glazing contractor to replace any broken or damaged glass, or board up services; (m) Fire sprinkler monitoring services, fire sprinkler repairs and maintenance, including, without limitation, fire code required inspections and testing of the fire systems, repair or replacement of sprinkler heads, pipes, fire risers, fire alarm bells; (n) Exterior pest control;

5003923.11 28266-930 - 13 - (o) Trash removal services using Landlord’s preferred vendor; and (p) Any fire alarm panels and systems, strobes, pull stations or pre-action systems to the extent installed by or for Tenant or required by Tenant or Tenant’s use, and any repair thereto required or reasonably recommended by Landlord’s fire sprinkler inspector, and any damage to any of the foregoing caused by Tenant and any Tenant Parties. Notwithstanding anything to the contrary set forth herein, other than with respect to Tenant’s obligations under clause (d) above relating to the roof membrane (for which Tenant must only use Landlord’s preferred roofing contractor(s)), for any work in this Section 12.2 which is required to be performed by Landlord’s preferred contractor or vendor, Tenant shall have the option to elect to perform such work using another mutually approved licensed contractor or vendor, as applicable, if Tenant obtains three (3) bids for such work from licensed contractors or vendors, as applicable, one of which shall be Landlord’s preferred contractor or vendor, and in such event Tenant shall be obligated to select Landlord’s preferred contractor or vendor if Landlord’s preferred contractor or vendor is the lowest qualified bid and available to perform the work. In the event Tenant fails to make any such recommended repairs within the time period required or recommended by the inspector after notice and a reasonable cure period (provided that no notice or cure period shall be required in the event of an emergency), Landlord shall have the right, but not the obligation, to enter the Premises (either before or after regular business hours) to conduct such repairs, and the out-of-pocket costs incurred by Landlord shall be paid by Tenant with the next installment of Base Monthly Rent upon demand, which shall include reasonable supporting evidence. The term “Building Cable” is used in this Lease to refer to all Building telephone cable, fiber optic wiring and other communications cabling and wiring brought to the Building and located within the Building and/or in the Premises. 12.3 Capital Repairs. Notwithstanding anything to the contrary contained herein, if the single cost to repair any capital item for which the useful of such repairs extends beyond the Term of this Lease and all available extension terms is more than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), which amount shall be increased annually from the Term Commencement Date by the increase, if any, in the Consumer Price Index for All Urban Consumers (base year 1982 84=100) for Los Angeles Riverside Orange County published by the United States Department of Labor Bureau of Labor Statistics, Landlord, in its sole discretion, shall (a) perform such repairs or (b) replace such item. In either shall event, the costs thereof shall be amortized and paid by Tenant pursuant to Section 4.3(c)(ii) above (unless such repair or replacement is required due to the acts or omissions of Tenant or its agents, employees, customers, invitees, subtenants or assigns, in which event Tenant shall be responsible for the entire cost of such repair or replacement). 12.4 Elevator. Tenant shall be responsible, at its sole cost, expense and liability, for the maintenance and repair of the elevator located in the Premises (“Elevator”). In connection with the foregoing maintenance and repair of the Elevator, Tenant shall cause a reputable elevator service provider approved by Landlord in its reasonable discretion to inspect, maintain and repair the Elevator in compliance with all applicable Laws. Any service provider engaged by Tenant to maintain and repair the Elevator pursuant to the immediately preceding sentence shall at all times maintain in good standing all licenses, permits and approval required by the State of California and/or other governmental authorities to perform such maintenance and repairs. Without limiting the foregoing, Tenant shall promptly provide Landlord with a copy of the current annual State of California elevator permit for the Elevator. In the event that the Elevator is not maintained in strict conformance with this Section 12.4 (e.g., if an

5003923.11 28266-930 - 14 - unauthorized or unlicensed party performs any maintenance or repair of the Elevator, if the Elevator fails to pass an inspection by a governmental authority, etc.), at Landlord’s election, Landlord shall have the right (but not the obligation) upon notice to Tenant assume the responsibility for the maintenance and repair (and, if necessary, replacement) of the Elevator, in which event the costs incurred by Landlord in connection with the same shall be included in Operating Expenses. Notwithstanding the foregoing, Landlord shall be responsible for the replacement of the Elevator at the end of its useful life (as reasonably determined by Landlord) with the cost of any such replacement being amortized in accordance with Section 4.3(c)(ii) above (unless such replacement is required due to the acts or omissions of Tenant or its agents, employees, customers, invitees, subtenants or assigns, in which event Tenant shall be responsible for the entire cost of such replacement. 13. ALTERATIONS. 13.1 Consent for Alterations. Tenant shall not make any structural or exterior alterations to the Premises or to the Building, including any alterations that could affect the mechanical, electrical, plumbing and/or life fire safety systems (collectively, “Building Systems”) without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole, subjective and absolute discretion. Tenant shall, however, have the right to make interior, non-structural alterations that do not affect the Building Systems and restripe parking spaces with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not make any alterations to the Premises, or to any portion of the Project, without Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed by Landlord. Following completion of the initial Tenant Improvements pursuant to the Work Letter Agreement (to which the remainder of this sentence shall not apply), if Landlord gives its consent to alterations being performed by Tenant’s contractor, (a) Landlord may post notices of non-responsibility and require Tenant to comply with reasonable conditions, including submission of plans and specifications for Landlord’s approval, and reimbursement to Landlord for the cost of any engineering or consulting firms required by Landlord to review Tenant’s proposed plans and for an independent roofing consultant and any roofing contractor required by Landlord if said alterations involve roof penetrations or other work on the roof, and (b) in consideration for Landlord’s review of Tenant’s proposed plans and alterations for any alterations performed by or on behalf of Tenant for which Landlord’s consent is required hereunder, upon completion of construction, Landlord shall receive, as additional Rent, an amount equal to three percent (3%) of the total construction cost but in no event less than Three Hundred and 00/100 Dollars ($300.00) per alteration occurrence. Subject to Section 13.4 below and Paragraph 11 of the Work Letter Agreement, on the expiration or earlier termination of this Lease, Tenant shall at its sole cost, remove all alterations to the Premises and surrender the Premises in good condition and repair, ordinary wear and tear (as defined in Section 25.1 below) excepted; provided, however, that Landlord may elect to require Tenant to leave all or any portion of such alterations in the Premises. 13.2 Alteration Conditions. Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a mutually approved licensed contractor, for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. Tenant will obtain three (3) bids for such work from licensed contractors, one of which shall be Landlord’s preferred contractor, and Tenant shall be obligated to select Landlord’s preferred contractor if Landlord’s preferred contractor is the lowest qualified bid and available to perform such work. All permitted alterations performed by or through Tenant under this Section 13 shall comply with all Laws now and hereinafter in effect. Any valuations or cost analyses of any alterations which are to be submitted to any governmental authority or with the County must be approved by Landlord in its sole and absolute discretion; provided, however, that the foregoing shall not prevent Tenant from submitting to the U.S Securities and Exchange Commission (“SEC”) pertinent documents that may be required by the SEC in

5003923.11 28266-930 - 15 - connection with Tenant’s status as a public company. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’, materialmen’s, and other liens which may result from construction by or through Tenant. In the event any such lien is filed as a result of any work undertaken by or through Tenant and such lien is not removed within five (5) business days after written demand by Landlord, Landlord shall have the right (but not the obligation) to satisfy the claim or post a release bond in the statutory amount, in which case any and all costs incurred by Landlord (including reasonable attorneys’ fees) shall be reimbursed by Tenant to Landlord as additional Rent with the next installment of Base Monthly Rent. 13.3 Telephone and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telephone or data equipment, including without limitation, fiber optic wiring and other communications cabling and wiring, within the Premises or for providing telephone or data service or connections from the utility to the Premises or for the maintenance of any server room in the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring, including without limitation fiber optic wiring, in the Premises without Landlord’s prior written consent. Any telephone, data fiber, data lines, cable and other equipment installed by Tenant within the Premises or used by Tenant or any of its agents, employees and invitees within the Premises shall at all times comply with all applicable Laws, codes, rules and regulations. Tenant agrees to consult with Landlord in advance of any installation of any system or equipment under this section at the earliest practicable state of consideration of such project. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent (affirmatively or through Tenant’s active or passive negligence) or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises, Building or Project. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Premises shall be charged to Tenant plus a six percent (6%) administrative fee, which amount shall be payable by Tenant to Landlord upon demand. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises, subject to Section 11 above. Subject to Section 11 above, Tenant hereby holds Landlord harmless and releases Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises, the Building and the Project for any reason, including active or passive negligence of Landlord. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service. 13.4 Removal of Alterations. Notwithstanding anything to the contrary contained herein, concurrently with requesting Landlord’s consent to alterations pursuant to this Section 13, Tenant shall have the right to request in writing Landlord’s determination whether Landlord will require that such alterations be removed upon expiration or earlier termination of this Lease. If such a request is made, Landlord shall notify Tenant whether Landlord will require the removal of such alterations. Landlord’s failure to notify Tenant within ten (10) business days following receipt of Tenant’s request shall be deemed to be Landlord’s requirement that such alterations be removed upon expiration or earlier termination of the Term. If Landlord elects or is deemed to have elected that any alterations be removed or Tenant is otherwise required to remove any alterations pursuant to the terms hereof, then Tenant shall upon Premises surrender, at Tenant’s sole cost, remove all such alterations and restore the affected portions of the Premises to the condition existing before construction or installation of such alterations. All other alterations shall remain on and be surrendered with the Premises upon expiration or termination of this Lease. 13.5 Pre-Permitted Alterations. Notwithstanding the foregoing, Tenant shall have the right to make nonstructural, interior alterations to the Premises that do not affect any of the Building Systems

5003923.11 28266-930 - 16 - costing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate during any twelve (12) month period (the “Cost Threshold”) without obtaining Landlord’s prior consent (“Pre-Permitted Alterations”); provided, however, that Tenant shall first deliver to Landlord at least ten (10) business days prior written notice together with reasonably sufficient supporting documentation that the proposed alterations are non-structural, affect only the interior of the Premises, do not affect the Building Systems and are within the Cost Threshold during the applicable twelve (12) month period. Any Pre-Permitted Alterations shall constitute alterations for purposes of this Lease, including, without limitation, that all Pre-Permitted Alterations must comply with all Laws and shall be subject to the surrender or restoration provisions set forth in Sections 13.1 and 13.4 above. 13.6 Rooftop Satellite. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, at Tenant’s sole cost, expense and liability, to install a rooftop satellite dish in accordance with the terms and conditions of attached Exhibit “J”. 14. RELEASE AND INDEMNITY. 14.1 Tenant Indemnification. From and after the date of execution hereof by Landlord, except to the extent of the negligence or willful misconduct of Landlord or any Landlord indemnified Parties, Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and its Lenders, Landlord’s successors and assigns, constituent partners, members, trustees, beneficiaries, co-managing directors, agents, and employees (collectively, the “Landlord Indemnified Parties”) harmless against and from any and all claims, demands, actions, causes of actions, judgments, damages, liabilities, obligations, costs and expenses, including, without limitation, attorneys’ and consultants’ fees (individually, a “Claim” and collectively, “Claims”) to the extent arising from or in connection with (i) the negligence or willful misconduct of Tenant, its agents, contractors, employees, invitees or licensees and/or (ii) Tenant’s breach of this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any Claim or any action or proceeding involved therein, and whether or not (in the case of Claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against the Landlord Indemnified Parties or any of them by reason of any such Claim, Tenant upon notice from Landlord, shall defend the same at Tenant’s expense by competent counsel approved in writing by Landlord. Landlord need not have first paid any such claim in order to be so indemnified. Tenant’s obligations under this Section 14.1 shall survive the expiration or earlier termination of this Lease. “Lender” for all purposes under this Lease shall mean any lender having a secured interest in the Premises or in any portion thereof and any purchaser who purchases or otherwise acquires the Premises at any foreclosure sale, through deed in lieu of foreclosure or similar conveyance. 14.2 Landlord Indemnification. From and after the date of execution hereof by Landlord, except to the extent of the negligence or willful misconduct of Tenant or any Tenant indemnified Parties, Landlord shall indemnify, defend and will hold Tenant and its successors and assigns, constituent partners, members, trustees, beneficiaries, co-managing directors, agents and employees (collectively, the “Tenant Indemnified Parties”) harmless from and against any and all Claims to the extent arising from or in connection with (i) the negligence or willful misconduct of Landlord, its agents, contractors, employees, invitees or licensees and/or (ii) Landlord’s breach of this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any Claim or any action or proceeding involved therein, and whether or not (in the case of Claims made against Tenant) litigated and/or reduced to judgment. In case any action or proceeding is brought against the Tenant Indemnified Parties or any of them by reason of any such Claim, Landlord upon notice from Tenant, shall defend the same at Landlord’s expense by competent counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the foregoing indemnification obligations of Landlord shall not include any Claims based on risks required to be insured by Tenant pursuant to Section 15, below, and Tenant’s insurance with regard to such Claims shall remain primary and non-contributory.

5003923.11 28266-930 - 17 - Landlord’s obligations under this Section 14.2 shall survive the expiration or earlier termination of this Lease. 14.3 Waivers and Release. Further, and notwithstanding Sections 14.1 and 14.2 above, under no circumstances shall: (a) Any Landlord Indemnified Parties shall be liable to Tenant or any Tenant Parties for any loss, injury or damage to any Tenant’s Parties or to any other person, or to its or their property, except to the extent such injury, damage or loss is caused by the negligence or willful misconduct of Landlord or any of its agents and/or employees in the operation or maintenance of the Project. Further, no Landlord Indemnified Party shall be liable (i) for any such damage caused by other persons in or about the Project; or (ii) for consequential damages arising out of any loss of the use of the Premises (including, without limitation, for lost profits or business opportunities) or any equipment, inventory, information, or facilities therein by Tenant or by any person claiming through or under Tenant. (b) Any Tenant Indemnified Parties be liable for any consequential damages, other than (i) damages recoverable under California Civil Code Section 1951.2, or (ii) damages incurred by Landlord as a result of Tenant’s (x) unpermitted holdover following the expiration or earlier termination of this Lease and/or (y) failure to comply with its environmental and use covenants set forth in Section 28 below after any applicable notice and cure period set forth herein (including, without limitation, any third party claims, loss of rental, remediation, removal and/or abatement costs, and increase in insurance premiums). The effect of the foregoing releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. 15. INSURANCE. 15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term the types of insurance meeting the requirements set forth on attached Exhibit ”D.” Concurrently with its execution and delivery of this Lease and thereafter within five (5) business days following written demand therefor from Landlord, Tenant shall deliver certificates of such insurance policies with all endorsements required hereunder together with evidence of payment of the current premiums therefor to Landlord. In the event Tenant fails to provide certificates evidencing renewal of each such policy at least ten (10) days before expiration of the policy or within five (5) business days after written request by Landlord, Landlord shall have the right, but not the obligation, to order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Failure of Landlord to demand such certificate or other evidence of full compliance with the insurance requirements contained in this Lease or failure of Landlord to identify a deficiency from evidence that is provided to Landlord shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease. Tenant’s failure to procure the required insurance shall not excuse Tenant from any obligations hereunder and shall subject Tenant to contractual damages. Without limiting the obligations of Tenant set forth in this Section 15.1, Tenant agrees (A) to provide Landlord with written notice of any cancellation of the foregoing insurance within ten (10) days following receipt of the cancellation notice from Tenant’s insurance carrier, and (B) if at any time available from Tenant’s liability insurance carrier, Tenant shall, at Tenant’s cost, obtain an endorsement to such policy requiring notification by the carrier to Landlord of cancellation of insurance which shall be given at least ten (10) days in advance of the cancellation.

5003923.11 28266-930 - 18 - 15.2 Independent Contractors’ Insurance. Without limiting the foregoing, any contractor (including, without limitation, the janitorial contractor, the HVAC contractor, the fire sprinkler contractor, and the refuse removal contractor) or any other third party engaged by or through Tenant to perform any alterations, maintenance, repairs, or other services within the Premises or elsewhere within the Building or Project (including, without limitation, within any telephone or electrical rooms) shall maintain insurance meeting the requirements set forth on attached Exhibit ”E”. Upon Landlord’s request, Tenant shall immediately deliver to Landlord evidence of the insurance described herein in form and content reasonably acceptable to Landlord. 15.3 Waiver of Subrogation Rights. Each policy of insurance obtained by Tenant shall expressly waive all rights of subrogation against Landlord, Tenant and their respective officers, directors, general partners, employees, agents and representatives and shall contain the ISO endorsement CG 2404 (subrogation waiver). Landlord and Tenant waive any rights of recovery (whether in contract or in tort) against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby. All casualty insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person on the Premises and elsewhere on the Project and to Tenant’s fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under the insurance policies required to be carried by Tenant and in force at the time of such damage. 15.4 Landlord’s Insurance. During the Term, Landlord shall insure the Building and all permanent structures on the Project (in addition to, and not in lieu of any insurance which Tenant is obligated to maintain) against damage with all risk insurance and public liability insurance, and any other coverages Landlord or its Lender determines to be appropriate, all in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or its Lender may determine advisable. Such insurance may be procured through a policy of blanket insurance. The allocated costs of such insurance shall be borne by Tenant pursuant to Section 4.3 above. Tenant shall not be named as an additional insured therein. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided under this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord. 15.5 Tenant’s Covenants. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or which shall invalidate the insurance policies carried by Tenant or Landlord. If Tenant’s use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional Rent within fourteen (14) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements, if any, showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to Tenant’s use of the Premises. If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within five (5) days after notice thereof and lapse of the cure period set forth in Section 19(iii) below, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay

5003923.11 28266-930 - 19 - the cost thereof to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies for a Tenant default provided for in this Lease. 16. DESTRUCTION 16.1 Damage Affecting Premises. If any portion of the Premises is rendered untenantable by damage or destruction from any cause (including any casualty to parking areas or driveways) such that Tenant is unable to use the Premises or damaged portion thereof for its ordinary business purposes (“Damage”), the following shall apply: 16.1.1 Determination of Extent of Damage. Landlord shall promptly (in any event, within thirty (30) days following the date Landlord receives actual notice from Tenant of the casualty (“Notice Date”)) notify Tenant in writing (“Restoration Notice”) as to how long it will take to substantially restore the Damage following Landlord’s receipt of insurance proceeds (“Restoration Period”). The Restoration Period shall be determined by a contractor with at last ten (10) years of consecutive experience in the construction or restoration of improvements similar to the Premises engaged by Landlord at Landlord’s cost. 16.1.2 Rights to Terminate Following Major Damage or Damage Near End of Term. In the event that (a) the Restoration Period is longer than ten (10) months (measured from the Notice Date) or (b) the Damage is restorable within a shorter period but the remaining Term of this Lease following such restoration period is less than ten (10) months and the estimated cost for repair or restoration exceeds three (3) months of Rent, then Landlord or Tenant may terminate this Lease by delivering written notice to the other within sixty (60) days following Tenant’s receipt of the Restoration Notice. If both parties elect to keep the Lease in effect, Landlord shall repair such Damage, subject to the remaining provisions of this Section 16.1. The failure by the other party to deliver to the other Party such written election within sixty (60) days after the date Tenant receives the Restoration Notice shall be deemed to be such party’s determination to keep the Lease in effect. Any termination by Landlord in connection with a casualty near the end of the Term as set forth above shall not be effective if (a) Tenant then has, or would with the passage of time have, the right to extend this Lease pursuant to the Option (as defined in Section 32 of this Lease) or otherwise, and (b) Tenant notifies Landlord in writing, within twenty (20) business days following Tenant’s receipt of Landlord’s termination notice that Tenant is exercising such Option or other extension right, provided that the applicable extension shall not commence until the applicable commencement date determined pursuant to Section 32 of this Lease. 16.1.3 Restoration of Damage. If any Damage occurs which was caused by an event required to be covered by the insurance (irrespective of any deductible amounts or coverage limits involved) set forth in Section 15 (an “Insured Loss”) and this Lease is not terminated pursuant to Section 16.1.2, (a) Landlord shall promptly commence and diligently proceed to restore the Damage (except to the extent that the Damage relates to Tenant’s furniture, fixtures, equipment or inventory), as soon as reasonably possible after receipt of the insurance proceeds and applicable deductible amount from Tenant or Tenant’s insurance company as applicable, and (b) Tenant shall promptly pay all deductibles to the extent that such proceeds and deductibles relate to Damage which Landlord is obligated to restore hereunder. If, however, the Damage is not an Insured Loss and is above the amount of a De Minimis Uninsured Casualty (as defined below) and this Lease is not terminated pursuant to Sections 16.1.2, then, Landlord may, at Landlord’s option, either: (1) repair such Damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (2) give written notice to Tenant within thirty (30) days after the Notice Date to terminate this Lease as of the date of the Damage. In either case, Landlord shall make its election and notify Tenant thereof in writing within

5003923.11 28266-930 - 20 - thirty (30) days after the Notice Date and in the event that Landlord elects to restore, then such notice shall contain a time estimate for completion of restoration. In the event Landlord elects instead to terminate this Lease, Tenant shall have the right within ten (10) business days after the receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay for the restoration of such Damage solely at Tenant’s expense and without reimbursement from Landlord. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following Tenant’s commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed with the restoration as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof in the manner and within the times specified above, then this Lease shall terminate as of the date of the uninsured loss. Notwithstanding the foregoing, in the event Landlord’s reasonable estimate for restoration of the uninsured loss is less three (3) months of then-payable Base Monthly Rent (a “De Minimis Uninsured Casualty”), this Lease shall remain in effect, and the parties shall equally share the restoration costs. Landlord shall restore such Damage as soon as reasonably possible after receipt of Tenant’s share of the restoration costs. 16.1.4 Completion Date. If Landlord fails to substantially repair the Damage by expiration of the Restoration Period (provided that such period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay and/or any Tenant Delay (the “Estimated Completion Date”), Tenant shall have the right, at any time after the Estimated Completion Date to deliver to Landlord and any Lender written notice that Tenant intends to terminate this Lease if the repair or restoration is not substantially completed within thirty (30) days thereafter. However, the Restoration Date shall not be extended by more than one hundred twenty (120) days in the aggregate of Force Majeure Delays. If the restoration of the damage is not substantially completed within such additional thirty (30) day period (which additional period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay and/or Tenant Delay), this Lease shall terminate. Tenant’s termination right under this Section 16.1.4 shall be Tenant’s sole and exclusive remedy for Landlord’s failure to complete restoration of the Premises as required under this Lease, and Tenant waives rights to any other remedies, damages, or compensation, including, without limitation, to consequential damages. “Force Majeure Delays” shall be any delays due to strikes, lockouts, or other labor disturbance, civil disturbance, riot, sabotage, blockage, embargo, inability to secure materials, supplies, or labor through ordinary sources by reason of regulation or order of any government or regulatory body, delays in the procurement of required governmental permits and/or licenses, delays caused by public utilities, delays caused by third party legal or administrative claims or challenges, delays caused by the insurance adjuster’s determination of loss and issuance of insurance proceeds (which shall be a condition to commencing construction), lightning, rain (including the time necessary for soil to dry properly before resumption of construction), earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause outside of Landlord’s reasonable control. “Tenant Delays” for purposes of this Section shall mean any delays caused in whole or in part by or through Tenant and/or Tenant’s representatives or contractors, including, without limitation, Tenant’s failure to cooperate with Landlord in the procurement of required licenses and permits, and/or failure to approve any plans and specifications in a timely fashion to the extent Tenant’s approval is required, commercially advisable, or desired by Landlord, any interference by any of Tenant’s contractor, subcontractors, employees, representatives and/or agents with any obligations to be performed on the part of Landlord, requests for changes or postponements in construction (including postponements required by requested change orders), submission of inaccurate or incomplete information to Landlord, and/or failure to provide any required authorizations in a timely fashion where such authorization is required, commercially advisable, or reasonably desired by Landlord.

5003923.11 28266-930 - 21 - 16.2 Tenant’s Personal Property and Trade Fixtures. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any trade fixtures, machinery, equipment and personal property of Tenant (including, without limitation, all computers, servers, data storage devices, telecommunications and data transmission equipment, and files), or alterations, and Tenant hereby waives any and all claims and causes of action arising from or in connection with any such damage or destruction. Any insurance that may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control, and Tenant hereby acknowledges that it shall be Tenant’s sole obligation to provide insurance against any such loss or damage described in this Section. 16.3 Abatement of Rent; Tenant’s Remedies. If the Premises is partially destroyed or damaged, whether or not by an Insured Loss, the Rent payable hereunder for the period during which such damage continues shall be equitably abated to the extent that Tenant is prevented from using and does not use the Building or portion thereof. Except for this abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage or destruction and shall not be released from any of its obligations under this Lease. 16.4 Civil Code Waivers. The provisions of Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Lease shall govern in case of such destruction. Except as herein provided, Tenant shall not be released from any of its obligations under this Lease, the Rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Premises, the Building or the Project or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decorations, additions, or improvements to the Premises, Building, or Project. 17. CONDEMNATION. 17.1 Definitions. The following definitions shall apply: (1) ”Condemnation” means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) ”Date of Taking” means the date the condemnor has the right to possession of the property being condemned; (3) ”Award” means all compensation, sums or anything of value awarded paid or received on a total or partial condemnation; and (4) ”Condemnor” means any public or quasi-public authority, or private corporation or individual, having a power of condemnation. 17.2 Obligations to be Governed by Lease. If during the Term of this Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure section 1265.130 and any amendments or successor statutes thereto allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises. 17.3 Permanent, Total or Partial Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises as determined by Tenant in Tenant’s good faith business judgment. If Tenant elects to terminate this Lease, Tenant shall notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date

5003923.11 28266-930 - 22 - of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking. 17.4 Temporary Taking. If the Condemnation (either or part or of all of the Premises) is temporary in nature, then (i) this Lease shall continue in full force, and (ii) Rent shall abate only to the extent that Landlord receives proceeds, if any, from rental loss insurance carried by Landlord for the Project or any condemnation award applicable to rental losses. For purposes of this Section 17.4, a temporary Condemnation shall be any Condemnation in effect for a period of two hundred seventy (270) days or less. 17.5 Retention of Award and Obligation to Restore. Any Award shall be the sole property of Landlord, whether such award is made as compensation for diminution in the value of the leasehold or the taking of the fee, or as severance damages; provided Tenant shall be entitled to that portion of the Award for loss or damage to Tenant’s trade fixtures and removable personal property, relocation expenses and loss of goodwill (if applicable). If this Lease is not terminated as a result of the Condemnation as set forth above, Landlord shall, to the extent of the Award received by Landlord, repair any damage to the Premises caused by the Condemnation (except to the extent Tenant has been reimbursed therefor by the Condemnor). Tenant shall pay any amount in excess of the Award required to complete the repair. 18. ASSIGNMENT OR SUBLEASE. 18.1 General Restrictions. Tenant may not assign, transfer, hypothecate, mortgage, encumber, by operation of law or otherwise, this Lease, or any interest herein or hereto, nor sublet the Premises, or any part thereof, nor grant any license or right of use or occupancy with respect to the Premises or any portion thereof (each, a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however that Landlord’s consent may be given or withheld in accordance with the standards set forth in this Section 18, which the parties agree are reasonable restrictions and conditions pursuant to California Civil Code section 1995.250. Any Transfer without Landlord’s written consent where the same is required shall be voidable and, at Landlord’s election, shall constitute a Default. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed transferee for consequential damages. In this connection, Tenant hereby expressly waives its rights under California Civil Code Section 1995.310(b). Notwithstanding anything to the contrary, Tenant shall not be permitted to have more than one (1) sublease of the Premises at any one time. 18.2 Requests for Consent. In connection with any proposed Transfer requiring Landlord’s consent, at least sixty (60) days before the effective date of the Transfer, Tenant shall provide Landlord with written notice of Tenant’s intent to Transfer (“Tenant’s Notice”) and shall furnish (i) the name and identity of the proposed transferee (“Transferee”); (ii) such financial and related information respecting the Transferee as Landlord shall reasonably request; (iii) such business history and experience information as Landlord shall reasonably request; (iv) all material terms and conditions of the proposed Transfer, including a copy of the proposed Transfer documents, (v) a bank reference, (vi) the name and description of business experience of the individuals and entities who are the owners of the equity interests in the proposed Transferee, (vii) if requested by Landlord, an Environmental Questionnaire (as defined in Section 28.5 below), completed and certified by the Transferee, and (viii) if a guarantee is to be provided, it shall be in a form and substance satisfactory to Landlord’s legal counsel and its shall be accompanied by financial statements (prepared in accordance with generally accepted accounting principles, if available) for the two most recently completed fiscal years of the proposed guarantor(s) of the proposed Transferee’s obligations as to “Tenant” hereunder. Whether or not Landlord refuses to

5003923.11 28266-930 - 23 - consent to such Transfer, or consents to such Transfer, this Lease shall remain in full force and effect in accordance with it terms. 18.3 Miscellaneous. Notwithstanding any other provision of this Section 18 to the contrary, in connection with any proposed Transfer, (i) Tenant shall pay to Landlord all out-of-pocket expenses, including reasonable attorneys’ fees and accountant fees; (ii) Tenant shall pay Landlord’s processing and investigation fees and costs in connection with such Transfer, which shall be the greater of Five Hundred and 00/100 Dollars ($500.00) or Landlord’s actual costs per Transfer, (iii) Tenant and its Transferee shall, within ten (10) days after notice to do so, execute and deliver to Landlord such commercially reasonable documents, and take such further action, as Landlord may reasonably require to effect such Transfer or to protect Landlord’s rights, (iv) the acceptance by Landlord of Rent from any other person other than Tenant shall not be deemed a consent to any Transfer, (v) the consent to any particular Transfer shall not be deemed a consent to any other Transfer, and (vi) the consent to any Transfer (or the consummation of any such Transfer) shall not in any way relieve Tenant of any of its primary obligations and liabilities under this Lease, whether arising before or after such consent. If any Default arises under this Lease, Landlord may proceed directly against Tenant without first exhausting any remedies for that Default which Landlord may have against the Transferee. No consent to a Transfer shall constitute a future waiver of the provisions of this Section 18. 18.4 Fees and Net Rent Payments. If Landlord consents to any Transfer, Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of all net profits or other consideration received by Tenant promptly after its receipt (or, if Landlord so requires, and without release of Tenant’s liability for the same, Tenant shall instruct the transferee party to pay such sums and other consideration directly to Landlord). As used in this Section 18.3, “net profits or other consideration” shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer, including commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer, reasonable legal costs, rent concessions to the Transferee, and lease takeover costs, all amortized over the length of the term of the proposed Transfer. If this Lease is assigned or if the Premises or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent due hereunder, but no such assignment, underletting, subleasing, occupancy or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as tenant (except as expressly set forth in this Section 18) or as a release of Tenant from the further performance by Tenant of the covenants on the part of the Tenant to be performed as herein contained. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or the consent to a Transfer of the Premises. 18.5 Conditions to a Transfer. Landlord shall not unreasonably withhold its consent to a proposed Transfer. However, in exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision; provided, however, Landlord’s consent shall be deemed to be reasonably withheld if the proposed Transfer does not satisfy all of the following conditions: (a) The Transfer shall be on the same terms and conditions set forth in Tenant’s Notice given to Landlord; (b) The Transferee shall covenant not to take possession of any of the Premises until an original of the duly executed counterpart of the Transfer documentation (signed by authorized signatories of both Tenant and Transferee) has been delivered to Landlord; (c) The Transferee shall not have the right to further assign or sublet;

5003923.11 28266-930 - 24 - (d) Any proposed subletting will not result in more than two (2) occupants in any portions of the Premises at any one time during the Term; (e) The proposed Transferee shall not be an existing tenant of any other buildings owned by Landlord in the vicinity of the Project by any entities affiliated with Landlord nor have been negotiating with Landlord or with any entities affiliated with Landlord during the six (6) months preceding the date of Tenant’s request for consent for any space within any other buildings owned by Landlord or by any entities affiliated with Landlord in the vicinity of the Project and provided that Landlord has reasonably comparable space in the vicinity of the Project available to lease; (f) No Transferee shall be a governmental entity or agency; (g) The portion of the Premises to be sublet or assigned shall be regular in shape with appropriate means of ingress and egress; (h) The proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease; (i) Intentionally omitted; (j) The Transferee has the financial capability to fulfill the obligations imposed by the Transfer; (k) The Transferee’s bank or other financial references support in full the financial statements delivered to Landlord on behalf of the Transferee; (l) The Transferee demonstrates, in Landlord’s good faith reasonable judgment, that it is able to perform the obligations on Transferee’s part to be performed under this Lease; (m) The Transferee’s business reputation, character, and history and nature of the Transferee’s business shall be satisfactory in Landlord’s good faith reasonable judgment; (n) The Transferee shall not have been involved in any civil, criminal or administrative litigation, investigations or proceedings with its prior landlord or landlords or is otherwise involved in any civil, criminal or administrative litigation, investigations or proceedings which is unsatisfactory in the reasonable opinion of Landlord; and (o) No Default by Tenant shall exist pursuant to this Lease nor shall any non-payment or non-performance by Tenant exist under this Lease, which, with the passage of time or the giving of notice or both, would constitute a Default under this Lease. For any Transfer, excluding a Permitted Transfer, Landlord may, in its reasonable discretion, require additional amounts be added to the Security Deposit, or if there is no Security Deposit, Landlord may require a Security Deposit. 18.6 Deemed Transfers. The occurrence of any of the following shall be deemed a Transfer under this Lease, and shall, at the election of Landlord, constitute a material default under this Lease: (a) If Tenant is a corporation, a transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Tenant (unless Tenant is a corporation which is an issuer of security registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934);

5003923.11 28266-930 - 25 - (b) If Tenant is a partnership or a limited liability company, a transfer, on a cumulative basis, of fifty percent (50%) or more of the interests in the profits and losses of Tenant, or the withdrawal, voluntary or involuntary or by operation of law as applicable, of any general partner or member, or the dissolution of the partnership or limited liability company; (c) If Tenant is a corporation, partnership or limited liability company, a sale, encumbrance or other transfer of fifty percent (50%) or more of its assets in the aggregate, in one or more transactions, shall also be a Transfer under this Lease and in addition shall be void as to Landlord without Landlord’s prior written consent; (d) If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a Transfer; and/or (e) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results in a reduction by twenty-five percent (25%) or more of the Net Worth of Tenant as it was represented to Landlord at the time of the execution by Landlord of this Lease or at the time of the most recent assignment to which Landlord has consented at whichever time said Net Worth of Tenant was or is greater. “Net Worth of Tenant” for purposes of this Lease shall be the tangible, unconsolidated net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied; and/or (f) Any of the following acts (each, an “Act of Insolvency”): (i) if Tenant becomes a bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceeds under the Bankruptcy Act in which Tenant is a bankrupt; or, if Tenant is a partnership or limited liability company or consists of more than one person or entity, if any partner of the partnership, member of the limited liability company or such other person or entity becomes a bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (ii) if a writ of attachment or execution is levied on this Lease; or (iii) if in any proceeding to which Tenant is a party, a receiver is appointed with the authority to take possession of the Premises. The occurrence of any of the transactions or events in subparagraphs (a) through (e), above, or the violation by Tenant of any provision of this Section 18, shall give Landlord the right (but not the obligation) to require a Security Deposit in an amount that shall not exceed three (3) times the then Base Monthly Rent or, if there is an existing Security Deposit, that the Security Deposit be increased to an amount equal to three (3) times the then Base Monthly Rent. 18.7 Recapture Option. Except with respect to Permitted Transfers (defined below), Landlord has the right (“Recapture Option”), at its option, (i) in the case of a proposed assignment of this Lease or subletting of all of the Premises, to terminate this Lease in its entirety, or (ii) in the case of a proposed subletting of only a portion of the Premises, to terminate this Lease as to that portion of the Premises which Tenant has proposed to sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii), above, Tenant’s obligations as to Base Monthly Rent shall be reduced in the same proportion that the rentable area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total rentable area of the Premises. The Recapture Option shall be exercisable, if at all, by delivery of written notice thereof from Landlord to Tenant within ten (10) business days of Landlord’s receipt of Tenant’s Notice. If Landlord fails to exercise the Recapture Option within such period with respect to a proposed Transfer, Tenant may thereafter assign or sublet this Lease on the same terms as those stated in Tenant’s Notice with the prior written consent of Landlord, which consent, subject to compliance with the remainder all other provisions of this Section 18, shall not be unreasonably

5003923.11 28266-930 - 26 - withheld; provided, however, Landlord’s failure to exercise the Recapture Option within such period with respect to a proposed subleasing of all or any portion of the Premises shall not be deemed a consent to the proposed Transfer. 18.8 Parking Rights Transfer Restriction. Notwithstanding the foregoing, under no circumstances shall Tenant have the right to transfer any parking rights separate and apart from this Lease or, with respect to any sublease in an amount in excess of the amount, calculated on a square footage basis for each subleased space allocated for such subleased space, and that the foregoing restriction on Tenant’s right to transfer such parking rights is reasonable. 18.9 Signage Transfers. Unless Landlord otherwise expressly consents, which consent may be withheld in Landlord’s reasonable discretion, no Transfer other than a full assignment shall include any signage rights under this Lease. 18.10 Sign and Banner Prohibitions. Under no circumstances shall Tenant or any broker or agent representing Tenant place any signs, banners or other advertising or notices anywhere on the Premises promoting or advertising the availability of any space in the Building. 18.11 Permitted Transfers. Notwithstanding any contrary provision of this Section 18, Landlord’s consent to any Transfer of this Lease or the Premises shall not be required for any “Permitted Transfer” to a “Tenant Affiliate” pursuant to attached Exhibit “L”; provided, however, notwithstanding any Permitted Transfer, (i) Tenant shall at all times continue to remain directly and primarily liable under this Lease, (ii) Tenant shall provide Landlord with written notice of the proposed Permitted Transfer together with reasonable supporting documentation substantiating that the proposed Permitted Transfer qualifies as a Permitted Transfer pursuant to Exhibit “L”, and (iii) no such assignment or subletting otherwise permitted by this Section 18 and Exhibit “L” may be made by Tenant to an assignee or subtenant that is then insolvent or then involved in a bankruptcy proceeding. 19. DEFAULT. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (a “Default”): (i) The abandonment of the Premises without the intention to reoccupy same without providing a commercially reasonable level of security to prevent vandalism, burglary, fire, and other preventable casualty or damage, or where the coverage of property insurance described in Paragraph 15 above is jeopardized in any respect as a result of the abandonment without the intention to reoccupy; (ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions; (iii) The failure by Tenant to observe or perform according to the provisions of Sections 14.1, 15, 22, 30.7, 30.8 and 30.9 where such failure continues for more than three (3) business days after a second written notice from Landlord after the initial notice required by such provisions and lapse of the periods stated in such provisions; (iv) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, the failure by Tenant to observe or perform any of the express or implied covenants or

5003923.11 28266-930 - 27 - provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i), (ii) or (iii) of this Section 19, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant’s default is such that it is reasonably capable of being cured but more than thirty (30) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur no later than one hundred twenty (120) days from the date of such notice from Landlord. The foregoing shall not however limit Landlord’s rights to perform Tenant’s obligations and charge Tenant for the costs thereof pursuant to Section 20.3, below; (v) An Act of Insolvency that is not discharged within sixty (60) days; and/or (vi) If the performance of Tenant’s obligations under this Lease is guaranteed: (A) the death of a guarantor, (B) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (C) a guarantor becoming insolvent or the subject of a bankruptcy filing, or (D) a guarantor’s refusal to honor the guaranty. Additionally, following any two (2) consecutive late payments of Monthly Base Rent or monthly payments of Operating Expenses, Landlord shall have the option (i) to require that Base Monthly Rent be paid quarterly rather than monthly, or (ii) to require that Tenant deposit a Security Deposit in the amount of one (1) month of the Monthly Base Rent and monthly Operating Expenses then in effect, or if there is an existing Security Deposit, increase the Security Deposit by one hundred percent (100%). Furthermore, if any payment due from Tenant is by a check which is returned unpaid from the bank or financial institution on which it is drawn, Landlord shall have the right at any time thereafter to insist that all further payments due from Tenant be made by certified or bank cashier’s check. 20. LANDLORD’S REMEDIES. Landlord shall have the following remedies if Tenant is in Default, which remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law: 20.1 Termination Rights. Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Landlord shall terminate this Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take full possession thereof, in which event Landlord shall also have the right to recover from Tenant (i) the worth at the time of award made on account of the default resulting in such termination, together with interest thereon at the maximum lawful interest rate per annum, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of award, together with interest thereon at the maximum lawful interest rate per annum, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, (iii) the worth at the time of award, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%), of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for all detriment proximately caused by such Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in

5003923.11 28266-930 - 28 - maintaining or preserving the Premises after such Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant and any other costs necessary or appropriate to relet the Premises. 20.2 Right to Maintain Lease in Effect. Alternatively, Landlord has the remedy described in California Civil Code Section 1951.4, which provides that the Landlord may continue this Lease in full force and effect after Tenant’s breach and abandonment and enforce any of its other rights and remedies hereunder, including, without limitation, the right to recover all of the Rent as it becomes due under this Lease. However, any acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its right, title and interest in and to the Premises or any portion thereof or this Lease shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease. 20.3 Landlord Self-Help. Without limiting Landlord’s rights and remedies set forth herein, if Tenant is in Default and fails to perform any affirmative duty or obligation of Tenant under this Lease within five (5) business days after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including but not limited to the performance of required maintenance, repairs and/or replacements, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord plus a six percent (6%) administrative fee shall be due and payable as additional Rent by Tenant to Landlord upon invoice therefor. 20.4 Partial Payments. Acceptance of partial Rent payments shall not constitute a waiver of any of Landlord’s rights available under this Lease at law or in equity, including, without limitation, the right to recover possession of the Premises as set forth above. 21. ENTRY ON PREMISES. Except in the case of emergency, in which case no notice shall be required, upon not less than forty-eight (48) hours prior notice to Tenant (which notice may be given telephonically or via email) Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine the Premises condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last one hundred eighty (180) days of the Term, or during any period while Tenant is in Default; (d) to show the Premises to prospective brokers, agents, buyers, lenders, tenants (during the last one hundred eighty (180) days of the Term) or persons interested in an exchange, at any time during the Term; or (e) to repair, maintain or improve the Project and to temporarily erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises or to materially interfere with Tenant’s rights stated herein and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Subject to Section 11 above, Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 21, provided that Landlord shall conduct its activities on the Premises as provided herein in a manner that is reasonable and will cause the least inconvenience, annoyance or disturbance to Tenant. If Tenant re-keys the doors in or to the Premises using anyone other than Landlord’s locksmith, Tenant shall pay for the cost to re-key using Landlord’s locksmith. Landlord shall at all times have and retain four (4) sets of keys with which to unlock all doors in or to the Premises, excluding Tenant’s vaults and safes.

5003923.11 28266-930 - 29 - Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency or at the request of any insurance inspectors or Lender representatives, and Landlord shall have no obligations or liabilities whatsoever arising from or in connection with the Secured Areas. Landlord and its representative shall enter the Premises in compliance with Tenant’s reasonable security and health screening programs related to Covid-19 (if any). 22. SUBORDINATION AND ATTORNMENT. Unless Landlord or any beneficiary or mortgagee with a lien on the Project elects otherwise as provided below, this Lease shall be subject and subordinate at all times, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, to the lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Project, any ground lease, or Landlord’s interest or estate in any of those items, is encumbered. Landlord or any such beneficiary or mortgagee shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions. Any election under this Section 22 may be made by giving notice thereof to Tenant at least thirty (30) days before the election is to become effective. If for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure or other conveyance. Tenant shall execute and deliver, upon demand by Landlord and in a commercially reasonable form and content requested by Landlord, any additional commercially reasonable documents evidencing the priority or subordination of this Lease and Tenant’s obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Section 22. Notwithstanding the foregoing provisions of this Section 22, upon mutual execution of this Lease, Landlord agrees to use its commercially reasonable efforts to obtain a non-disturbance agreement (“SNDA”) from its existing lender (“Existing Lender”). “Commercially reasonable efforts” shall mean that Landlord shall submit to Existing Lender any comments legal counsel for Tenant may have to Existing Lender’s form of SNDA and permit Tenant’s legal counsel to negotiate with Existing Lender through Landlord with regard to that form (provided any revisions to the SNDA form do not adversely impact the rights or obligations of Landlord under this Lease or under Landlord’s trust deed or other loan agreements with Existing Lender). Tenant shall pay any fees and costs charged by Existing Lender and/or its legal counsel in connection with Existing Lender’s review and negotiation of the SNDA. In no event shall Existing Lender’s refusal to issue an SNDA or refusal to issue an SNDA in a form and content acceptable to Tenant affect the continuing effectiveness and enforceability of this Lease. 23. NOTICE. Any notice, consent, or approval required or permitted to be given under this Lease must be in writing and may be given by personal delivery, by Federal Express or other nationally recognized courier service or by certified mail, and shall be deemed sufficiently given when actually received by the intended party, whether personally delivered or mailed by certified mail, if to Tenant at the address designated in Section 1.2, and if to Landlord at the addresses designated in Section 1.4. Either party may specify a different address for notice purposes by written notice to the other. Notwithstanding anything to the contrary, notices given by email or facsimile transmission shall not be deemed sufficiently given. 24. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord or Tenant shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender

5003923.11 28266-930 - 30 - of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the Premises and accomplish termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. 25. SURRENDER OF PREMISES; HOLDING OVER. 25.1 Lease Surrender. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises in the condition required by this Section 25 and Section 13.1, above. Unless Landlord, in Landlord’s sole and absolute discretion, elects otherwise as provided herein, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost remove all tenant improvements (including the initial Tenant Improvements constructed pursuant to the Work Letter Agreement) and alterations to the Premises constructed by, through or on behalf of Tenant, and restore the Premises to the condition existing before construction of such alterations and improvements, leaving the Premises in good condition and repair and broom clean, subject only to ordinary wear and tear, casualty damage and damage caused solely by Landlord or Landlord’s employees, agents or contractors. “Ordinary wear and tear” shall mean damage or deterioration that could not have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Additionally, upon the expiration or earlier termination of this Lease, Tenant shall remove its signage using Landlord’s preferred contractor or pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage. Further, upon Lease expiration or earlier termination, Tenant shall remove all personal property from the Premises. Landlord can elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property. Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s sole option and at Tenant’s sole cost and expense, either (i) remove all Building Cable existing within the Premises and within the common ducts and shafts of the Building installed by Tenant, using all necessary care in removing such Building Cable in order to avoid any damage to the Building, or (ii) not remove all or any portion of the Building Cable, provided that Tenant shall leave any such Building Cable clearly labeled and in good working order with all connections intact. 25.2 Holdover. If Tenant, with Landlord’s written consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall, at Landlord’s election, be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to Term and Rent, shall apply to the month-to-month tenancy, except Tenant shall pay Base Monthly Rent in an amount equal to one hundred fifty percent (150%) of Base Monthly Rent for the last full calendar month during the regular Term plus one hundred percent (100%) of Tenant’s Pro Rata Share of all amounts comprising Additional Rent. 26. LANDLORD DEFAULT/LIMITATION OF LIABILITY AND TIME. 26.1 Landlord Default. If Landlord fails to perform any obligations on its part to be performed under this Lease (“Required Action”), no Landlord default shall arise unless and until Landlord fails to cure such default within thirty (30) days following actual receipt of written notice setting forth in detail the alleged default, (provided, however, if such default cannot reasonably be cured within such 30 day period, Landlord shall not be in default if Landlord commences such cure as soon as reasonably possible and diligently prosecutes it to completion). In no event shall Tenant have the right to

5003923.11 28266-930 - 31 - terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or injunctive relief or self-help as provided in Section 26.2 below. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns further agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Project, including all rents and proceeds related thereto; (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord; (e) no writ of execution will ever be levied against the assets of any partner of Landlord; (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, co-managing directors, or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers, members, co-managing directors or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed, shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right. 26.2 Self-Help. Notwithstanding the foregoing, if Landlord shall fail to perform any Required Action, Tenant is authorized to undertake the Required Action subject to the following: (a) If Tenant provides written notice (“First Notice”) to Landlord of a Required Action and Landlord fails to provide or address the Required Action within thirty (30) days after receipt of the First Notice (provided that if the nature of the Required Action is such that the same cannot be reasonably completed within a thirty (30) day period, Landlord’s time period for completion shall not be deemed to have expired if Landlord diligently commences such cure within such period to the extent reasonably possible and thereafter diligently proceeds to rectify and complete the Required Action as soon as possible, then Tenant may proceed to take the Required Action, pursuant to the terms of this Lease, provided that (i) Tenant first delivers to Landlord a second written notice specifying that Tenant will take the Required Action (“Second Notice”), which Second Notice shall include the following language in bold and capitalized font: “LANDLORD’S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN TWO (2) BUSINESS SAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT MAY EXERCISE ITS RIGHTS TO MAKE REPAIRS PURSUANT TO SECTION 26(a) OF THE LEASE.”; and (ii) Landlord fails to take the Required Action within five (5) business days after Landlord’s receipt of the Second Notice (“Second Cure Period”), then Tenant shall have the right to perform the Required Action. Notwithstanding expiration of the Second Cure Period and commencement of the Required Action, Landlord shall have the right at any time to assume direct responsibility for the Required Action as provided herein. (b) Notwithstanding the foregoing, if (i) there exists an Emergency Situation and if Tenant gives Landlord at least three (3) business days’ prior written notice (the “Emergency Notice”) of Tenant's intent to take action with respect thereto (the “Necessary Action”), which Emergency Notice shall describe in detail the Emergency Situation, the Necessary Action required to rectify the same and the following language in bold and capitalized font: “LANDLORD’S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN TWO (2) BUSINESS SAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT MAY EXERCISE ITS RIGHTS TO MAKE REPAIRS PURSUANT TO SECTION 26(b) OF THE LEASE.”; (ii) the Necessary Action is also a Required Action; and (iii) the Emergency Situation could be cured by such Necessary Action, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within two (2) business days after receipt of the Emergency Notice (the

5003923.11 28266-930 - 32 - “Emergency Cure Period”) and thereafter uses its commercially reasonable efforts and due diligence to complete the Necessary Action as soon as possible; provided, however, that notwithstanding expiration of the Emergency Cure Period, Landlord shall have the right at any time assume direct responsibility for the Necessary Action. An “Emergency Situation” shall be any set of circumstances that poses a direct and immediate threat to the health or safety of persons or and/or of destruction of significant property. (c) Any Required Action or Necessary Action taken by Tenant in accordance with this Section 26.2 shall be performed using Landlord’s preferred provider, supplier or contractor, to the extent Landlord advises Tenant of the name of such preferred provider (each, “Landlord’s Provider”). If Landlord has not provided such name or Landlord’s Provider is unavailable or unwilling to do the work or supply the equipment, Tenant shall contract with a licensed and bonded contractor or supplier with at least ten (10) years of continuous experience in the type of commercial building work that is the subject of the Required Action (each, a “Qualified Contractor”). To the extent any work requires any capital expenditures, Tenant shall obtain at least three (3) competitive bids from Qualified Contractors and select the lowest bid. (d) If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Paragraph then Tenant shall deliver a detailed written invoice to Landlord for Tenant’s reasonable and actual out-of-pocket costs to take such Required Action or Necessary Action, together with reasonable supporting documentation substantiating such costs (“Tenant Invoice”), then Tenant shall be entitled to reimbursement from Landlord of the amount set forth in such Tenant Invoice. In the event that Landlord fails to pay to Tenant the amount set forth in the Tenant Invoice within thirty (30) following receipt of the Tenant Invoice, then Tenant may deduct the amount of the applicable payment from Base Monthly Rent next coming due under this Lease. 27. RELOCATION. Intentionally omitted. 28. HAZARDOUS MATERIALS AND INDOOR AIR QUALITY. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Material (as defined below) on the Premises: 28.1 General Restrictions and Indemnification. Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or transported to or from the Premises by Tenant, its agents, employees, contractors or invitees (for purposes of this Section 28, “Tenant”) without the prior written consent of Landlord which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary for Tenant’s business, will be used, stored and transported only in incidental quantities, and will be used, kept, stored and transported in a manner that complies with all Laws pertaining to any such Hazardous Material. Without limiting the foregoing, Tenant shall not use or store any chlorinated solvents in connection with its business operations from the Project unless expressly disclosed in a Tenant Environmental Questionnaire and approved by Landlord. If Tenant breaches the obligations stated in the preceding sentences, or if the presence, transportation or release of Hazardous Material on, to or from the Premises caused or permitted by or through Tenant (whether affirmatively or through Tenant’s active or passive negligence) results in contamination or alleged contamination of the Premises or any surrounding property, or if contamination of the Premises or any surrounding property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Indemnified Parties by

5003923.11 28266-930 - 33 - Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present or alleged to be present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence or alleged presence, release or transportation of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or surrounding property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or surrounding property so as to return the Premises to Landlord with no restrictions on account of the presence of residual Hazardous Substances due to the presence, transportation or release of Hazardous Material on, to or from the Premises caused or permitted by or through Tenant; provided that (i) Landlord’s approval of the proposed remedial actions shall first be obtained, which approval may be given or withheld in Landlord’s sole, subjective but good faith discretion; and (ii) such actions are calculated to cause the least amount of inconvenience to other Tenants. Notwithstanding the foregoing, Tenant shall not be responsible for any Hazardous Materials that (a) existed in, on or under the Premises prior to the Reference Date or (b) are not otherwise caused, disturbed and/or exacerbated by Tenant or its agents, employees, contractors or invitees. The provisions of this Section 28.1 shall survive the expiration or earlier termination of this Lease. 28.2 Assignment Restrictions. Notwithstanding anything in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, sublease or transfer of the Premises or this Lease if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, disposal or transportation of Hazardous Material that is more significant than, or different than that approved for Tenant as provided herein; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to any enforcement order issued by any governmental authority in connection with the use, disposal, transportation or storage of a Hazardous Material. 28.3 Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “infectious agents,” “biohazardous materials,” “biohazardous wastes,” “chemical materials,” “chemical wastes,” “radioactive materials,” or “radioactive wastes,” now or subsequently regulated under any applicable federal, state or local laws, ordinances or regulations, including without limitation, petroleum based products and materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, petroleum (or fractions thereof), PCB’s and similar compounds, sharp waste, medical wastes, microbial pathogens, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health or safety of persons. 28.4 Building System Contaminants. Without limiting the foregoing provisions of this Section 28, to prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other microorganism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”), that could adversely affect the health, safety or welfare of any employee or other occupant of the Building or their invitees (each, an “Occupant”), Tenant shall, at Tenant’s sole cost and expense, at all times during the Term (i) maintain the humidity level and the air exchange rate within the Premises at a level recommended to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, and (ii) maintain, operate and

5003923.11 28266-930 - 34 - repair the Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and (iii) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. Notwithstanding anything to the contrary in this Lease, under no circumstances shall Tenant have the right to install wall covering within the interior walls of the Premises. Tenant shall immediately advise Landlord if Tenant observes any condition in the Premises giving rise to a reasonable suspicion of the presence of any Contaminants, and, in any event, if any governmental entity or any Occupant alleges that its health, safety or welfare has or could be adversely affected by any such Contaminants. Landlord may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Tenant to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Premises. Tenant shall be responsible for all such testing costs and for any actual or consequential damages and costs (including, without limitation, any third party claims, loss of rental, remediation, removal and/or abatement costs, and increase in insurance premiums) resulting from Tenant’s failure to comply in whole or in part with the terms of this Section 28.4. 28.5 Tenant’s Hazardous Materials Disclosures. Prior to the execution of this Lease, Tenant completed, executed and delivered to Landlord an environmental questionnaire and disclosure statement (“Environmental Questionnaire”), a copy of which is attached hereto as Exhibit “H-1”. The uses disclosed in the Environmental Questionnaire have been approved by Landlord. The Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Term Commencement Date and thirty (30) days prior to the expiration of this Lease (each such date is hereinafter referred to as a “Disclosure Date”), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and which Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord’s option, Tenant’s disclosure obligations hereunder shall include a requirement that Tenant complete and deliver to Landlord a new or updated environmental questionnaire and disclosure statement in the form attached hereto as Exhibit “H-2”, as the same may be amended from time to time. 29. SECURITY MEASURES. Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service, security systems or other security measures for the benefit of Tenant, the Premises or the Project. As material consideration to Landlord under this Lease, Tenant hereby assumes all responsibility for the protection of Tenant, its employees, agents, licensees and invitees (collectively, “Tenant’s Personnel”) and the property (including inventory) of Tenant and Tenant’s Personnel from the actions (including the criminal actions) of third parties. Landlord may elect, but shall have no obligation, to provide security services to the Premises and/or Project, in which event the cost thereof shall be included within the definition of Operating Expenses as set forth in Section 4.3 above. Tenant shall have the right to install security cameras within the interior of the Premises subject to complying with applicable Laws and the terms of Article 13 above. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to install security cameras within the interior of the Premises, subject to compliance with applicable Law and Section 13 above.

5003923.11 28266-930 - 35 - 30. MISCELLANEOUS PROVISIONS. 30.1 Time of Essence. Time is of the essence of each provision of this Lease. 30.2 Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18 above. 30.3 Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and, except as otherwise expressly provided in this Lease, shall not be unreasonably withheld, conditioned or delayed. 30.4 Attorneys’ Fees and Other Charges. Subject to the immediately succeeding sentence, if Landlord becomes a party to any litigation or arbitration arising out of or in connection with this Lease or Tenant’s occupancy or use of the Premises, the Building or the Project, by reason of any act or omission by, through, or on behalf of Tenant, Tenant’s agents, employees, business invitees, or licensees, Tenant shall be liable to Landlord for all costs reasonably incurred by Landlord in the litigation or arbitration, including, without limitation, reasonable attorneys’ fees and court costs, whether or not such litigation or arbitration leads to final judgment. If either party commences an action or proceeding against the other party to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The reasonable attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Tenant shall reimburse Landlord for reasonable attorneys’ fees, costs and expenses incurred in (i) the preparation and service of bonafide notices of Default, and (ii) the preparation and service of eviction notices, whether or not a legal action is subsequently commenced in connection with such Default, resulting breach, notice of Default, or eviction notice. Additionally, Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) which are incurred by Landlord in connection with any action by Landlord for (i) relief from any automatic stay arising under the Bankruptcy Code Section 362(a) (11 U.S.C. Section 362(a)), or any successor statute; (ii) payment of rent after the bankruptcy petition is filed; and (iii) return of the Premises post-petition in the condition required by this Lease. If Landlord is the prevailing party and employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. In addition to any other sums payable hereunder, Tenant shall pay all reasonable, out of pocket fees and charges to Landlord incurred in connection with the preparation of any demand for delinquent rent. 30.5 Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Project the same shall operate to release Landlord from any liability under this Lease thereafter accruing, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease thereafter accruing. 30.6 Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time and any addenda and exhibits attached to this Lease. All previous representations, preliminary negotiations and agreements of whatsoever kind with respect to the Premises, the Building or the Project, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time any authority from Landlord to make representations or promises on behalf of Landlord and Tenant expressly agrees that if any such representations or promises have been made, Tenant hereby waives all right to rely thereon, unless they

5003923.11 28266-930 - 36 - are specifically included in this Lease in writing. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal. 30.7 Estoppel Certificates. Tenant, for itself and its subtenants, hereby covenants and agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within ten (10) business days after Landlord provides Tenant with written notice to do so, an estoppel certificate substantially in the form attached hereto as Exhibit ”G” certifying in writing, (a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, and (b) that Tenant has fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease without exception or except only as set forth in such estoppel certificate, (ii) that any such estoppel certificate may be conclusively relied upon by a prospective purchaser or encumbrance of the Premises, and (iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that the Rent has not been prepaid under this Lease except as required pursuant to the provisions of Section 4.1 of this Lease, and (C) that Landlord has as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception. Landlord covenants and agrees to execute, acknowledge and deliver to Tenant, from time to time during the Term but no more than once in any twelve (12) month period, within twenty (20) business days after Tenant requests the same in writing, a commercially reasonable estoppel certificate, certified to any prospective lender or buyer of Tenant. 30.8 Financing. In the event any of Landlord’s Lenders require, as a condition to financing, modifications to this Lease which do not materially increase any of Tenant’s obligations or materially diminish Tenant’s rights hereunder, Landlord shall submit to Tenant such written amendment with the required modifications. Tenant shall execute and return the same within ten (10) days after the amendment has been submitted. Notwithstanding the foregoing, Tenant shall not be obligated to provide any such statements to the extent that Tenant is a public company whose shares are traded on a stock exchange. 30.9 Financial Statements. When reasonably requested by Landlord, Tenant shall, upon ten (10) days’ notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, provided that Tenant shall not be obligated to provide the same more than twice in any calendar year. Such statement(s) shall be safeguarded by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, Tenant shall not be obligated to provide any such statements to the extent that Tenant is a public company whose shares are traded on a stock exchange. 30.10 Recording. Tenant shall not under any circumstances record this Lease or any memorandum thereof. 30.11 Waiver of Trial by Jury and Filing of Lis Pendens. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE

5003923.11 28266-930 - 37 - PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IF THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING AND EXECUTING SUCH JUDGMENT. AS FURTHER MATERIAL CONSIDERATION TO LANDLORD ENTERING INTO THIS LEASE WITH TENANT, TENANT HEREBY WAIVES ALL RIGHTS TO RECORD A LIS PENDENS AGAINST THE PREMISES OR ANY PART THEREOF UNDER SECTIONS 405 ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY OTHER PROVISION OF LAW, IF A DISPUTE ARISES CONCERNING THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. 30.12 Corporation, Limited Liability Company, or Partnership. If Tenant or Landlord is a corporation, (a) each individual executing this Lease on behalf of Tenant or Landlord, as applicable, represents and warrants (1) that he or she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with the governing documents of such party, and (2) that this Lease is binding upon and enforceable by the other party in accordance with its terms, and (b) Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease. If Tenant or Landlord is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant or Landlord, as applicable, represents and warrants (1) that he or she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with the terms of such party’s partnership agreement or operating agreement, as the case may be, or has received such authorization pursuant to the terms of such partnership agreement or operating agreement, as the case may be, and (2) that this Lease is binding upon and enforceable by the other party in accordance with its terms.

5003923.11 28266-930 - 38 - 30.13 Addendum and Exhibits. The Addendum to Single-Tenant Commercial Lease and all Exhibits are attached hereto and made a part of this Lease and incorporated herein by reference. 30.14 Guaranty. Intentionally Omitted. 30.15 Counterparts. This Lease may be signed in original counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. 30.16 No Offer. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. 30.17 Accessibility Disclosure; Civil Code Section 1938. In accordance with California Civil Code Section 1938, Landlord hereby discloses to Tenant that neither the Building nor the Premises has undergone inspection by a certified access specialist (CASp). A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. 30.18 California Department of Energy Reporting Obligations. Tenant shall promptly provide to Landlord (a) all information reasonably requested by Landlord from time to time regarding the energy consumption of the Premises during the Term as necessary for Landlord to comply with applicable Laws, and (b) such consents, approvals, authorizations or other documents or instruments as may be necessary to cause the applicable utility providers to release such information regarding the energy consumption of the Premises as may be required pursuant to any state or local laws, ordinances, orders and regulations, now or hereinafter enacted related to building energy benchmarking or reporting. 30.19 Quiet Enjoyment. Landlord covenants that upon Tenant paying the Rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises from any party claiming by or through Landlord. [Signatures Appear on Next Page(s)]

5003923.11 28266-930 - 39 - Executed as of the date first above written. “LANDLORD” WARLAND INVESTMENTS COMPANY, a California limited partnership By: Robertson Management Company, LLC, a California limited liability company, Co-Managing Director By: Carl W. Robertson, Jr., Manager By: Law Warschaw Management LLC, a California limited liability company, Co-Managing Director By: Hope I. Warschaw, Manager “TENANT” ROMEO POWER, INC., a Delaware corporation By: Susan Brennan, Chief Executive Officer By: Kerry Shiba, Chief Financial Officer

5003923.11 28266-930 - 40 - ADDENDUM TO SINGLE-TENANT COMMERCIAL LEASE, DATED SEPTEMBER 24, 2021 BETWEEN WARLAND INVESTMENTS COMPANY AND ROMEO POWER, INC. This Addendum to Single-Tenant Commercial Lease (“Addendum”) is attached to and made a part of that certain Warland Business Park Lease, dated September 24, 2021 between Warland Investments Company, as Landlord, and Romeo Power, Inc., as Tenant (“Lease”). Except as otherwise expressly defined below, all initially capitalized terms in this Addendum shall have the same meanings as given to them in this Lease. To the extent of any inconsistency between the terms and conditions of this Addendum and the terms and conditions of this Lease, the terms and conditions of this Addendum shall control. 31. PREMISES DELIVERY WARRANTY. As of the Possession Date only, Landlord warrants that the existing plumbing, electrical, mechanical and fire sprinkler systems servicing the Premises and the roof of the Premises shall be in good working condition (“Premises Delivery Warranty”). If Landlord does not receive a reasonably detailed written notice of any breach of the Premises Delivery Warranty (“Remedy Notice”) within thirty (30) days after the Possession Date, then the Premises Delivery Warranty and all of Landlord’s obligations thereunder shall automatically expire. Time is of the essence. To the extent Landlord does receive a Remedy Notice within the forgoing thirty (30) day period, then Landlord shall, at Landlord’s sole cost and expense, promptly remedy such breach of the Premises Delivery Warranty. Notwithstanding the foregoing, the Premises Delivery Warranty shall not apply to any damage or operational failure to the extent any such damage or operational failure results from the acts or omissions of Tenant, its agents, contractors, subcontractors, employees, agents and/or licensees. In the event Tenant fails to timely provide a Remedy Notice in connection with a breach of the Premises Delivery Warranty pursuant to this Section 31, Landlord shall have no obligation to cure, correct or repair the Premises condition giving rise to such breach. Landlord additionally represents and warrants, as of the Reference Date, that the Building was constructed in compliance with all applicable Laws in effect as of the date any building permit(s) for construction thereof were issued (“Compliance Warranty”). Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to perform any work or incur any costs arising from any violation of the Compliance Warranty. The Compliance Warranty shall be voided to the extent the foregoing components of the Building are damaged or altered by or through Tenant or any of its officers, directors, employees, agents, representatives, contractors, subcontractors or representatives, including, without limitation, in connection with Tenant’s construction of the Tenant Improvements pursuant to the Work Letter Agreement. By entry on the Premises as delivered, Tenant acknowledges that it shall have examined the Premises and accepts the Premises in its then present “as is” condition without representations or warranties of any kind, express or implied, except as set forth in this Section 31, and subject to Landlord’s ongoing maintenance and repair obligations expressly stated in the Lease. 32. OPTION TO EXTEND. Landlord grants to Tenant an option (“Option”) to extend the Term for five (5) additional years (“Extension”) on the same terms and conditions as set forth in this Lease, except that the Base Monthly Rent shall be adjusted on the first day of the Extension (“Adjustment Date”) to the “fair rental value” of the Premises on the Adjustment Date as follows: 32.1 At least one hundred eighty (180) days before the Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least one hundred (100) days before the Adjustment Date, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days before the Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within this time period, then Landlord and Tenant shall each appoint one (1) appraiser not later than sixty-five (65) days before the Adjustment Date. Within ten (10) days thereafter, the two (2) appointed appraisers shall appoint a third appraiser. If

5003923.11 28266-930 - 41 - either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or third appraiser, if applicable. Each appraiser shall have at least ten (10) continuous years’ experience in the appraisal of similar Class A buildings in Orange County, California and shall be a member of one or more professional organizations such as MAI or an equivalent. 32.2 For purposes of such appraisal, “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the Adjustment Date, as monthly rent to a ready and willing landlord of first class business park space comparable to the Premises in Cypress if that property were exposed for lease on the open market for a reasonable period of time with a lease comparable to this Lease and with tenant improvements comparable to those in the Premises and taking into account visibility and frontage on major streets. If a single appraiser is chosen, then such appraisal shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event shall the fair rental value be less than the Base Monthly Rent payable by Tenant during the calendar month immediately preceding the Adjustment Date, nor shall there be any rent concession or tenant improvement allowance for the Extension term. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than thirty (30) days before the Adjustment Date. If the fair rental value is not determined before the Adjustment Date, then Tenant shall continue to pay to Landlord the monthly rent in effect immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice of that amount to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly rent actually paid by Tenant to Landlord and the new monthly rent determined under this Section 32. 32.3 During the Extension term, the Base Monthly Rent shall increase every twelve (12) months by three percent (3%), calculated by multiplying the Base Monthly Rent then in effect by 1.03. 32.4 The Option shall be exercised only by written unconditional notice received by Landlord at least nine (9) months but not more than twelve (12) months before expiration of the Term. Time is of the essence in Tenant’s delivery of such notice. If Landlord does not timely receive Tenant’s written unconditional notice of the exercise of the Option, the Option under this Section 32 shall immediately lapse, and there shall be no further right to extend the Term or to the Extension. The Option shall be exercisable by Tenant on the express condition for Landlord’s benefit that Tenant shall not be in Default either at the time of the exercise of the Option or at the commencement of the Extension. If Tenant timely exercises the Option under this Section 32, “Term” shall mean, for all purposes under this Lease, the sum of (a) the Term, plus (b) the term of the Extension for which the Option has been exercised. Tenant’s election to exercise the Option shall be deemed an acceptance of the Building and the Premises in their then condition. 32.5 The Option is personal to Tenant and its Permitted Transferees. In the event of any sublease or Transfer of Tenant’s interest in this Lease to any party (other than as expressly set forth in the immediately preceding sentence) before the permitted exercise of the Option, the Option shall not be transferred to such transferee but shall instead automatically lapse.

5003923.11 28266-930 - 42 - 33. BROKERS. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder, other than CBRE, Inc., which represents Landlord, and JLL, which represents Tenant (collectively, “Brokers”), in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than the Brokers are entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against any damages, judgment, claims, lawsuits, expenses, and liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any attorneys’ fees reasonably incurred with respect thereto. Under no circumstances shall the Brokers named herein or any other broker or finder be considered third party beneficiaries to this Lease. Landlord shall be responsible for the payment of a commission to the Brokers. 34. ACCESS. Subject to any zoning ordinances in effect with respect to the Premises, Tenant shall have twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises and the HVAC system serving the Premises. 35. LETTER OF CREDIT. Concurrently with the mutual execution and delivery of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall deliver to Landlord an original, irrevocable standby letter of credit (“Letter of Credit”) naming Landlord as beneficiary in the initial amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), in the form of the attached Exhibit “I”, which Letter of Credit shall be maintained throughout the Term, unless sooner returned as provided herein. Landlord shall have the right to draw upon the Letter of Credit at any time in the event of a Default, an Act of Insolvency or a violation of Section 18 of this Lease. The Letter of Credit shall (i) be issued by a major commercial bank reasonably acceptable to Landlord, with a Los Angeles, California service and claim point for the Letter of Credit, (ii) have an expiration date not earlier than the one hundred twentieth (120th) day after the expiration date of the Term (“Expiration Date”), and (iii) shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. If, at any time after its issuance, the issuing bank fails to maintain a Los Angeles, California service and claim point for the Letter of Credit, then Tenant shall, within ten (10) business days after demand by Landlord, obtain a replacement Letter of Credit from a bank meeting the requirements of clause (i) in the immediately preceding sentence. In addition, the Letter of Credit shall provide that in the event of Landlord’s assignment or transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge (or if there is a charge, Tenant shall be responsible therefor) and without recourse, to the assignee or transferee of such interest and the issuer shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that Tenant is in Default, the requested sum is due and payable from Tenant and Tenant has failed to pay such sum. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the Term hereof (including any renewal or extension of the Term), Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires or Landlord shall have the right to draw upon the Letter of Credit. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirements of this Section so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is at all times the amount required under this Lease. Tenant’s failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall be an automatic Default and entitle Landlord to draw upon the full amount of the Letter of Credit, and any such cash amount not applied to any then-existing Default shall be held as a cash security deposit pursuant to Section 6, above. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant’s

5003923.11 28266-930 - 43 - performance under this Lease, and Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No holder of any mortgage or deed of trust constituting a lien against the Building or the Project, nor any purchaser at any judicial or private foreclosure sale of the Building or the Project, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. Provided there is no existing Default, Act of Insolvency or violation of Section 18 of this Lease at the expiration or termination of this Lease, Landlord shall return to Tenant the original of the Letter of Credit then held by Landlord within sixty (60) days following such expiration or earlier termination, less any accrued Rent, costs incurred to repair any damages, cleaning fees and any other amounts which Landlord is entitled to expend or apply from the Letter of Credit in accordance with this Lease. Notwithstanding the foregoing, in no event shall any return of the Letter of Credit be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder, and, in any event, the original of the Letter of Credit shall be returned (if not drawn upon) upon the complete cure of any such Default, Act of Insolvency or violation of Section 18 of this Lease. 36. FORCE MAJEURE. A “Force Majeure Event” is defined as the following: delays caused by fire, flood, tornadoes, infestation, earthquake, weather conditions that are abnormal for the place and period of time, other natural calamities and acts of God, strike, labor troubles, criminal acts, riot insurrection, epidemics and pandemics (including, but not limited to, government mandated closures), shortages of materials and supplies, governmental delays in receiving necessary permits and approvals, or other events outside a party’s control. Any Force Majeure Event shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except that obligations imposed with regard to amounts payable by either party pursuant to this Lease (including, without limitation, Base Monthly Rent and additional Rent to be paid by Tenant pursuant to this Lease. 37. LANDLORD WAIVER. In connection with any financing undertaken by Tenant, Landlord agrees to sign a waiver and release, in form and content acceptable to Landlord in Landlord’s sole but reasonable discretion, of any statutory lien that Landlord may have on any of Tenant’s furniture, equipment and other personal property that is or becomes located in or on the Premises following Tenant’s written request therefor (a “Landlord Lien Waiver”). To the extent Landlord engages legal counsel to review and negotiate any Landlord Lien Waiver, Tenant shall pay to Landlord, as additional Rent, all attorneys’ fees and costs incurred by Landlord in connection with the same within ten (10) days after demand therefor. 38. LANDLORD WORK. Concurrently with, and on or before the completion of the Tenant Improvements pursuant to the Work Letter Agreement (provided Landlord is provided sufficient access to the Premises during construction of the Tenant Improvements in order to perform), Landlord shall cause the following work to be substantially completed in the Premises, at Landlord’s sole cost and expense, using building standard materials consistent with the Preliminary Plans in a good and workmanlike manner and in compliance with all Applicable Laws (collectively, “Landlord Work”): a. Clean the Building, including all warehouse floors; b. Refurbish restrooms in the warehouse using finishes and materials selected by Landlord and reasonably acceptable to Tenant; c. Repaint warehouse walls white; and d. Upgrade lighting throughout the warehouse to LED. Upon written request by Tenant, Landlord shall use its commercially reasonable efforts to enforce any construction warranties that are (a) applicable to the Landlord Work, and (b) enforceable by Landlord, provided that such efforts shall not include commencement of litigation or arbitration or the incurring of any costs or liabilities.

5003923.11 28266-930 EXHIBIT “A” Page 1 of 2 EXHIBIT “A” PREMISES DEPICTION

5003923.11 28266-930 EXHIBIT “A” Page 2 of 2

5003923.11 28266-930 EXHIBIT “B” Page 1 of 7 EXHIBIT “B” WORK LETTER AGREEMENT Tenant and Landlord are executing simultaneously with this Work Letter Agreement (“Agreement”) that certain Single-Tenant Commercial Lease (“Lease”) covering the Premises described as 5560 Katella Avenue, Cypress, California. This Agreement is incorporated into and made a part of the Lease. All capitalized terms herein have the same definitions as in the Lease. In consideration of the mutual covenants contained in the Lease and for other valuable consideration, Tenant and Landlord agree that the Premises shall be improved as set forth below. 1. Tenant’s Construction Obligations. Tenant, at its sole cost, shall employ a mutually approved licensed general contractor (“Contractor”), to construct all tenant improvements within the Premises in strict accordance with the plans and specifications to be approved by Landlord as set forth below (the “Tenant Improvements”). Landlord approves Caliber Construction, Inc. (“Caliber”) as the Contractor; provided, however, that if Tenant does not select Caliber as an initial matter, Tenant shall obtain three (3) bids for such Tenant Improvements from licensed contractors, one of which shall be Caliber. In such event, Tenant shall have no obligation to select Caliber unless Caliber is the lowest qualified bid. For purposes of this Section 1, in addition to Caliber, Landlord hereby agrees that two (2) of the licensed contractors submitting bids may be Norm Wilson & Sons, Inc. and Millie and Severson. Tenant, at its sole cost, shall employ Landlord’s project architect, DRA Architects (“Project Architect”), for all design and other architectural services in connection with the Tenant Improvements. Landlord shall have no responsibility for the design, installation or construction of the Tenant Improvements, and Tenant will remedy, at Tenant’s expense, and will be responsible for any and all defects in all such construction that may appear during or after the completion thereof. Tenant shall promptly reimburse Landlord as additional rent for any actual out-of-pocket extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractors or by reason of inadequate cleanup. 2. Approval of Plans and Specifications. 2.1 Tenant shall prepare and deliver to Landlord for Landlord’s review and approval three (3) sets, plus one (1) reproducible set, of all of the final working drawings for the Tenant Improvements (“TI Drawings”). Concurrently with submission of the TI Drawings Tenant shall submit to Landlord for review (i) the design and schematics for any proposed exterior improvements (“Exterior Improvements”) to the extent not previously approved, and (ii) Tenant’s proposed signage, which shall be consistent with the Sign Criteria. Upon completion of Landlord’s review, Tenant shall have five (5) business days in which to resubmit, if necessary, revised TI Drawings to Landlord for Landlord’s review and approval. Landlord’s standard of review shall be consistent with Section 13.1 of the Lease; provided, however, that in no event shall Landlord have any obligation to approve any Tenant Improvements or TI Drawings that (i) do not conform to applicable statutes, ordinances or regulations (collectively, “Applicable Laws”) or are disapproved by any governmental agency, (ii) overload the floors or slab, (iii) may, as determined by Landlord in Landlord’s reasonable discretion, adversely impact the structure of the Building or any of the Building systems, (iv) increase any of Landlord’s costs (without Tenant agreeing to be responsible therefor), or (vii) are, in Landlord’s reasonable discretion, of a nature or quality that is inconsistent with the objectives of Landlord for the Project (each and collectively, “Disapproved Design Criteria”). If Tenant and Landlord are unable to agree on the TI Drawings, such dispute shall be resolved by Project Architect, whose determination shall be final. Following such approval of the TI Drawings, both parties shall sign and deliver to each other duplicate copies of the TI Drawings.

5003923.11 28266-930 EXHIBIT “B” Page 2 of 7 Thereafter, changes may be made only in strict accordance with the construction contract for the Tenant Improvements, and Landlord shall have approval rights therein to any material changes pursuant to Section 2.4 below. The term “Approved Drawings” shall include such changes. Notwithstanding the foregoing, Landlord has approved the test fit plan attached hereto as Schedule “B-1” and agrees it may be used for purposes of preparing TI Drawings. 2.2 Upon receipt of a request by Tenant to approve the TI Drawings for any part thereof, Landlord shall have fifteen (15) business days following receipt of the request together with all reasonable supporting documentation in which to review in good faith the submitted drawings and other documents to determine whether they meet the standards for the Building. On or before the expiration of the review period, Landlord shall prepare and submit to Tenant in writing any comments, suggestions, modifications or objections it may have to the submitted drawings or documents. 2.3 If the Tenant Improvements include any floor covering other than traditional carpeting, then Tenant shall, at its sole cost and expense (however, Tenant may apply the Allowance [as defined below] towards such cost), perform a moisture test. Notwithstanding anything to the contrary, Tenant may not waive any moisture barrier requirement or recommendation without Landlord’s approval, which may be withheld in its sole and absolute discretion. Additionally, to the extent recommended by Landlord’s environmental consultant, any containers containing Hazardous Substances shall be bermed or have acceptable containment pallets and/or such areas shall have impermeable flooring (such as “NanoSeal” or other application approved in advance by Landlord’s environmental consultant). 2.4 Tenant shall notify Landlord of any material change, addition or alteration to the Approved Drawings (a “Change Order”) by delivering to Landlord any working drawings and specifications, to the extent applicable, showing the change, addition or alteration. No Change Order shall involve any Disapproved Design Criteria without Landlord’s prior written consent, and any such consent may be withheld in Landlord’s sole and absolute discretion. Provided the Change Order does not involve Disapproved Design Criteria, Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. 3. Contractor, Subcontractors and Materialmen. At least ten (10) business days prior to commencement of construction, Tenant shall furnish to Landlord the names and addresses of the Contractor, subcontractors and materialmen employed or to be employed in connection with construction or installation of the Tenant Improvements, provided that if Caliber. is selected as the Contractor, Tenant will not be required to provide the names of any subcontractors and/or materialmen (provided that nothing herein shall preclude Landlord from requesting such information from Caliber.). Within five (5) business days after receiving this list together with the qualifications and experience of the Contractor and such subcontractors and materialmen, Landlord may disapprove of the use of any contractor, subcontractor or materialman set forth on that list in its reasonable discretion, provided that Landlord shall not have any right to disapprove of Caliber, Norm Wilson & Sons, Inc. or Millie and Severson as Contractor provided such entity was selected as the Contractor in accordance with Section 1 above. If Landlord fails to notify Tenant of any such disapproval within this five (5) business day period, Landlord shall be deemed to have so approved. 4. Construction Allowance. Provided that Tenant is not in Default under this Lease or in material breach of this Agreement, Landlord shall, subject to the terms of this Agreement, provide Tenant with a construction allowance in the amount of up to Three Hundred Twenty-Two Thousand Five Hundred and 00/100 Dollars ($322,500.00) (the “Allowance”). The Allowance shall be applied to, without limitation, all elements of the cost of construction, including, without limitation, all architectural,

5003923.11 28266-930 EXHIBIT “B” Page 3 of 7 design and engineering fees, the fees of Landlord’s roofing consultant and contractor if the Tenant Improvements in any way affect the Building roof, city and regulatory agency permit and license fees and plan checks, Title 24 fees, all labor, all materials, all construction-related utility charges (including, without limitation, all charges for electrical power and water used during construction, the cost of all bonds and permits, and all other fees and costs necessary for the construction of the Tenant Improvements) (collectively, “Construction Costs”). The Allowance shall not be applied to the fixturizing or cabling the Premises or to the purchase, lease, or finance of any furniture, fixtures, equipment or inventory. 4.1 Landlord makes no representation or warranty, express or implied, by this Lease or otherwise that the Allowance will be sufficient to fully reimburse Tenant for the Construction Costs for the Tenant Improvements in accordance with the Approved Drawings. Tenant acknowledges and agrees that Landlord shall not under any circumstances be required to make disbursements of the Allowance in excess of the full amount of the Allowance (i.e., $322,500.00), so that Tenant shall be solely liable for the Construction Costs in excess of the full amount of the Allowance. To the extent the Construction Costs are less than the Allowance, that amount shall be retained by Landlord. Construction shall not commence until Landlord has fully approved the plans and specifications for the Tenant Improvements as set forth in Paragraph 2, above. 4.2 Tenant shall be solely responsible, at its sole cost but with Landlord’s reasonable cooperation, for obtaining all required licenses and permits in connection with the permitted use of the Premises, including, without limitation, any certificate of occupancy or equivalent permit. Without limiting the generality of the foregoing, Tenant shall be solely responsible, at Tenant’s cost, for obtaining all use permits and business licenses required by any governmental agency or regulatory body in connection with Tenant’s use and occupancy of the Premises, including without limitation, all permits that may be required by the Environmental Protection Agency, the Air Quality Management District, the Orange County Department of Health, the Orange County Fire Authority and/or the California Department of Health Services. Tenant shall use its due diligence in procuring all such permits. 4.3 Tenant shall, within thirty (30) days after written demand therefor, as additional Rent, (i) reimburse Landlord for the actual out-of-pocket fees of any consultants or contractors incurred by Landlord in connection with the Tenant Improvements, including, without limitation, fees of any environmental consultants retained by Landlord in connection with Landlord’s review of the TI Drawings (“Consultants’ Costs”), and (ii) pay Landlord’s construction administrative fee equal to one percent (1%) of the cost of completing the Tenant Improvements (“Construction Administration Fee”). 4.4 Disbursement of Allowance. Upon completion of construction of the Tenant Improvements (as determined by the Project Architect) and after the expiration of the Lien Period (as defined below), Landlord shall disburse the Allowance directly to Tenant within thirty (30) days after receipt of a complete, written request therefor. The written request shall be accompanied by construction and other cost vouchers and invoices, together with (i) a list of all work performed, (ii) copies of paid invoices evidencing the Construction Costs, (iii) unconditional final lien releases from Contractor and all other contractors, subcontractors and materialmen in the form required by Civil Code Section 8138 for the Tenant Improvements, (iv) copies of the “as built” plans and specifications covering the Tenant Improvements, and (v) the final permit card issued by the City of Cypress and all other permits and approvals from governmental agencies issued in connection with the final approved Tenant Improvements. Each of the foregoing documents shall be initialed by Tenant and Contractor. The initials shall indicate approval of all documents. All vouchers and invoices for the Construction Costs presented

5003923.11 28266-930 EXHIBIT “B” Page 4 of 7 by Tenant to Landlord shall constitute a representation on the part of Tenant that the funds referred to therein have been used solely for paying only the direct costs of construction of the Tenant Improvements. In the event Landlord has paid utility bills during construction (including, without limitation, electrical and water charges) the amount of said bills shall be deducted from the Allowance disbursed to Tenant. Tenant shall indemnify, defend and hold Landlord harmless from all liability, claims and causes of action for payment of any voucher as presented. The words “expiration of the Lien Period” shall mean thirty-five (35) days after the filing of the Notice of Completion for the Tenant Improvements and the complete, unconditional releases by Contractor and all subcontractors and materialmen of their respective lien rights against the Premises. If a Notice of Completion is not filed for record, “expiration of the Lien Period” shall mean ninety-five (95) days after completion of construction, as determined by Landlord’s representative, and the complete, unconditional releases by Contractor and all subcontractors and materialmen of their respective lien rights against the Premises. Tenant acknowledges and agrees that (a) it shall be an express condition to the making of the Allowance disbursement for Landlord’s benefit that Tenant shall not be in Default at the time such Allowance Disbursement is due and (b) the occurrence of a Default shall relieve Landlord from the obligation to make the Allowance disbursement until such Default is cured. If Landlord fails to fund the Allowance or any portion thereof in accordance with the terms and conditions of this Section 4.4, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice thereof from Tenant (a “Landlord Funding Default,” with the portions of the unfunded Allowance being the “Unfunded Allowance”), Tenant shall have the right to offset the amount of the Unfunded Allowance against one half (1/2) of Base Monthly Rent next coming due under the Lease until the Unfunded Allowance is completely paid. No notice of a Landlord Funding Default given by Tenant to Landlord shall be effective unless the notice (a) contains the words “LANDLORD DEFAULT NOTICE” in capitalized, bold letters on the first page of the notice, and (b) is given in accordance with the terms and conditions of the Lease. Notwithstanding the foregoing, if (i) within such thirty (30) day period, Landlord delivers to Tenant notice setting forth Landlord’s reasons that the Unfunded Allowance is not due and payable (the “Refusal Notice”), (ii) Landlord and Tenant are unable agree on a resolution of the Unfunded Allowance within thirty (30) days after delivery of the Refusal Notice, and (iii) Tenant is not then in Default under the Lease or in material breach of this Agreement, then upon written notice by either Landlord or Tenant to the other party, and as Tenant’s sole and exclusive remedy, the matter shall proceed to resolution by arbitration pursuant to the then current commercial arbitration rules of the AAA with venue in Orange County, California (or if the AAA no longer exists, then a comparable arbitration service mutually selected by Landlord and Tenant), and the costs of any such arbitration shall be paid to the prevailing party in the arbitration if and to the extent awarded by the arbitrator. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees that if Landlord delivers the Refusal Notice disputing payment of a portion of the Allowance requested in Tenant’s Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the Allowance requested in the Payment Notice. However, if Tenant is in Default under the Lease or in material breach of this Agreement, Landlord shall not be obligated to make such payment unless and until such Default or breach is cured. 5. Inspection of Progress of Construction. Upon reasonable notice (which may be given telephonically or by email) (and so as to not materially interfere with or delay the Tenant Improvements), Landlord and its agents shall have the right at all reasonable times during construction of the Tenant Improvements to enter upon the Premises during construction for purposes of performing the Landlord Work, inspecting the construction and otherwise as permitted by the Lease. If the construction is not in substantial compliance with the Approved Drawings or with Applicable Laws, Landlord may direct Contractor to conform construction, at Tenant’s cost, to such standards. Notwithstanding the foregoing,

5003923.11 28266-930 EXHIBIT “B” Page 5 of 7 Landlord is under no obligation to construct or supervise construction of the Tenant Improvements. Any inspection by Landlord shall be for the sole purpose of protecting Landlord’s interests and is not to be relied upon in any regard by Tenant. Furthermore, any inspection by Landlord shall not be representation that there has been or will be compliance with the plans and specifications or Applicable Laws, or that the construction is free from faulty material or workmanship. Tenant hereby assumes all such risks and shall make or cause to be made any and all such other inspections as Tenant may desire for its own protection and/or as required by law. 6. Substantial Completion. The term “Substantial Completion” shall mean the earlier of (a) the date a notice of completion is executed by Contractor for the completed Tenant Improvements in the Premises in accordance with the Approved Drawings, or (b) the date that the City of Cypress issues a certificate of occupancy, a certificate of temporary occupancy or equivalent permit allowing Tenant to occupy the completed Premises with the Tenant Improvements complete in accordance with the Approved Drawings. However, in the event Substantial Completion is delayed because of any Tenant Delays, the date of Substantial Completion shall be accelerated to the date Substantial Completion would have occurred but for such Tenant Delays (as determined by Project Architect). “Tenant Delays” shall mean any delays caused by or through Tenant, including, without limitation, (i) Tenant’s failure to timely provide instruction to Contractor, (ii) Tenant’s failure to attend construction meetings, (iii) Tenant’s failure to make all payments due Contractor and the subcontractors for the Tenant Improvements, (iv) Tenant’s negligence or breach of this Lease, (v) Tenant’s Change Orders, (vi) Tenant’s request for or use of materials, finishes or installations other than those readily available, (vii) Tenant’s failure to provide proof of insurance required under the Lease and this Agreement, and (viii) any other delays within the control of Tenant, its agents, employees, representatives, and contractors; provided, however, that Landlord shall endeavor to provide Tenant with written notice of any Tenant Delays (which may be given by email to Tenant’s representative set forth in Section 15.2 below) as soon as reasonably practicable following receipt of actual knowledge of the same. 7. Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, causes of action, costs (including attorneys’ fees), damages and liabilities arising from or in connection with construction of the Tenant Improvements, including without limitation any and all personal injuries and all mechanics’ and materialmen’s liens arising therefrom. 8. Notices. Upon completion of the Tenant Improvements, Tenant shall diligently work with Landlord to cause a Notice of Completion to be recorded with the County Recorder of Orange County. Landlord may file for record any notices of completion to protect any of Landlord’s interests under this Agreement. Any valuations or cost analyses of any Tenant Improvements which are to be submitted to any governmental authority or with the County must be approved by Landlord in its sole but reasonable discretion; provided, however, that the foregoing shall not prevent Tenant from submitting to the U.S. Securities and Exchange Commission (“SEC”) pertinent documents that may be required by the SEC in connection with Tenant’s status as a public company. 9. Insurance. No construction shall proceed without workers’ compensation and commercial general liability insurance and property damage insurance, all in amounts and with companies satisfying the requirements of Section 15 of the Lease. Before commencing the construction, certificates of such insurance shall be furnished to Landlord by Tenant, Contractor, and each major subcontractor and supplier entering the Project. If requested, the original policies thereof shall be submitted for Landlord’s approval. If available from the applicable insurer, all such policies shall provide that thirty (30) days’ written notice must be given to Landlord and Landlord’s lender before termination or cancellation.

5003923.11 28266-930 EXHIBIT “B” Page 6 of 7 10. Commencement Date. Under no circumstances shall Contractor’s failure to complete the Tenant Improvements in a timely manner in any way affect the Term Commencement Date as established pursuant to Section 1.9 of the Lease. 11. Construction Rules and Regulations. Tenant shall cause Contractor and all subcontractors and suppliers to comply with the construction rules and regulations attached hereto as Schedule 1. 12. Roof Work. Without limiting the foregoing, Tenant shall have no right to conduct any work on or to the roof of the Building, including causing any roof penetrations, without procuring Landlord’s consent in full compliance with this Agreement. In the event Landlord consents to such roof work as part of the Approved Drawings, Tenant shall coordinate all such roof work with Landlord’s approved roofing consultant and roofing contractor and shall pay all costs and fees charged by them (provided that such costs and fees shall not exceed the then-current costs and fees typically charged by such consultants to Landlord or other third parties on an arms-length basis for performing comparable work on comparable buildings). 13. Removal of Tenant Improvements. Notwithstanding anything to the contrary contained herein, concurrently with Tenant’s submission of any written request for Landlord’s approval of the TI Drawings or any Change Order pursuant to Section 2 above, Tenant shall have the right to request in writing whether Landlord will require that any of the Tenant Improvements described in the applicable TI Drawings or Change Order, as applicable, be removed upon the expiration or earlier termination of the Lease. If such a request is made, Landlord shall notify Tenant whether Landlord will require the removal of any such Tenant Improvements. Landlord’s failure to notify Tenant within ten (10) business days following receipt of Tenant’s request shall be deemed to be Landlord’s requirement that such Tenant Improvements be removed upon the expiration or earlier termination of the Lease. 14. Miscellaneous. All of Landlord’s and Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony and shall reasonably cooperate with the other and not interfere with any work undertaken by or through the other party or its contractors (including, without limitation, the Landlord Work or Tenant Improvements). 15. Representatives. 15.1 Landlord hereby designates Jessica Nielsen as its representative with respect to receipt of notices regarding construction of the Tenant Improvements and performance of the Landlord Work. Landlord’s representative is authorized each to act on behalf of and in the name of Landlord in connection with construction of the Tenant Improvements and the performance of the Landlord Work, and may make all decisions and give all approvals required of Landlord with respect to the same. Landlord may change such representative(s) from time to time by written notice to Tenant, with any such change effective upon actual receipt by Tenant of notice of such change. 15.2 Tenant hereby designates Stephen Schmidt, Sr. as its representative with respect to construction of the Tenant Improvements and the performance of the Tenant Work. Tenant’s representative is authorized to act on behalf of and in the name of Tenant in connection with construction of the Tenant Improvements and the performance of the Landlord Work, and may make decisions and give all approvals required of Tenant with respect to the same. Tenant may change such representative from time to time by written notice to Landlord, with any such change effective upon actual receipt by Landlord of notice of such change.

5003923.11 28266-930 EXHIBIT “B” Page 7 of 7 SCHEDULE “B-1” TEST FIT PLAN

5003923.11 28266-930 EXHIBIT “C” Page 1 of 5 EXHIBIT “C” BUILDING RULES AND REGULATIONS 1. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord the cost of the keys. 2. If Tenant requires telephone, data, fiber, burglar alarm or similar service, purchasing, installing and maintaining such service shall be borne solely by Tenant. Additionally, Tenant shall reimburse Landlord for all actual out-of-pocket costs, fees and expenses incurred by Landlord in connection with analyzing such service or the plans therefor, including without limitation, costs and fees for Landlord’s consultant. No boring or cutting for wires will be allowed without the prior written consent of Landlord in accordance with the terms of the Lease. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the exterior of the Building shall be subject to the prior written approval of Landlord in accordance with the terms of the Lease. 3. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building or any other part of the Project by maintaining or moving such equipment or other property shall be repaired at the sole expense of Tenant. 4. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole and absolute discretion. 5. Tenant shall not affix any floor covering to the floor of the Premises (other than traditional carpeting) or paint or seal any floors in any manner, except in strict compliance with the provisions of the Lease relating to Alterations, or in any way deface the Building, the Project or any part thereof. Tenant shall promptly, at Tenant’s expense, repair any damage resulting from noncompliance with this rule. 6. No cooking shall be done or permitted on or within the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. No outside cooking shall be permitted. 7. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building at any time, except for occasional vehicles that may be temporarily rolled into the Building via the loading dock nearest to the south gate of the Project for purposes of demonstrating how such vehicles would be retrofit with Tenant’s products. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt or leak fluid onto the asphalt. All equipment used by Tenant shall be in good working order.

5003923.11 28266-930 EXHIBIT “C” Page 2 of 5 8. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. 9. All trash and refuse shall be contained in suitable trash bins at locations designated by Landlord and reasonably acceptable to Tenant if not the current location(s). Tenant shall not place in the trash bins any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal. No trash or refuse shall be placed outside the trash bins or trash enclosures. Landlord reserves the right to haul trash placed outside of designated trash bins, at Tenant’s sole cost and expense. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed when appropriate. 10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole and absolute discretion. 11. No person shall go on the Building roof without Landlord’s permission. 12. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or the Project. 13. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it. 14. Tenant shall not permit smoking in the Premises or within twenty feet (20’) of any building entrances or exits or to carry lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas. 15. In no event shall Tenant permit food trucks or barbeques or other cooking equipment in any parking areas serving the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. 16. Driveways, sidewalks, halls, passages, exits, entrances and stairways (collectively, “Access Areas”) shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress. Access Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project. 17. Tenant shall not park in unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Subject to the terms of the Lease, vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

5003923.11 28266-930 EXHIBIT “C” Page 3 of 5 18. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto. 19. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. 20. Tenant shall comply with all (a) crime prevention programs, (b) hazardous materials disclosure and control programs, and (c) water conservation programs which Landlord is required to participate in under (i) any restrictive covenants which may now or hereafter exist or (ii) any other agreements which may now exist or hereafter be executed which affect the use and operation of the Project. 21. Unless required by applicable law. no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building or the Project without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. Landlord shall have the right to remove at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. Tenant shall not place anything against or near glass partitions or doors or windows, other than the Building standard window covering, which is visible from outside the Premises. 22. Tenant shall not use or keep in the Premises any firearms, explosives, kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, refrigerators, microwaves and the like. 23. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, permit or allow the Premises to be occupied or used in a manner that potentially creates a nuisance by reason of noise, odor or vibrations. 24. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice. Tenant shall keep corridor doors closed. 25. Landlord reserves the right, exercisable after thirty (30) days’ written notice to Tenant and without liability to Tenant, to change the name and, if required by applicable law or governmental authority, street address of, the Building. 26. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing and locking the doors or by other appropriate action. 27. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and all lights, electricity, gas or air outlets before Tenant and its

5003923.11 28266-930 EXHIBIT “C” Page 4 of 5 employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by Landlord for noncompliance with this rule. 28. Tenant shall not conduct any parties, barbecues, or other formal or informal social gatherings in the Exterior Areas or permit any such parties, barbecues or social gathering to be conducted by or through any employees, representatives, vendors, or contractors, without Landlord’s prior written consent, which shall not be unreasonably withheld. 29. The lavatories, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no inappropriate substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant. 30. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease. 31. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord. 32. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations or any other rules and regulations of the Building. 33. No cooking shall be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees’ use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. 34. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. 35. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. 36. Tenant’s requirements will be attended to only upon appropriate application to Landlord’s asset management office for the Project by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord. 37. Tenant shall promptly provide Landlord with any information Landlord, any mortgagee or beneficiary with a lien on the Building, any ground lessor with respect to the Building, or any governmental agency may reasonably request. 38. In no event shall Tenant’s use involve the growing, manufacturing, assembly, administration, or distribution of any cannabis, marijuana or cannabinoid product or compound, drug- related paraphernalia or pornography, regardless of the legality or illegality of the same.

5003923.11 28266-930 EXHIBIT “C” Page 5 of 5 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project, and in the event of any conflict between the terms of these Rules and Regulations and the Lease, the terms of the Lease shall prevail. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order in and about the Building and the Project. Tenant agrees to abide by all such rules and regulations herein stated and any additional reasonable rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

5003923.11 28266-930 . EXHIBIT “D” Page 1 of 2 EXHIBIT “D” TENANT INSURANCE REQUIREMENTS Tenant shall procure and maintain at all times, at Tenant’s own expense, during the term of this Lease, the insurance coverages and requirements specified below, insuring all operations related to the Lease. The kinds and amounts of insurance are as follows: (a) Workers’ Compensation and Employers Liability Insurance. Workers’ Compensation and Employers Liability Insurance in accordance with the Laws of the State of California, or any other applicable jurisdiction, covering all employees and Employers’ Liability coverage with limits of not less than One Million Dollars ($1,000,000) each accident or illness including a Waiver of Subrogation in favor of the Landlord. (b) Commercial Liability Insurance (Primary and Umbrella). Commercial General Liability insurance or equivalent, with limits of not less than Five Million Dollars ($5,000,000) per occurrence, for Bodily Injury, personal injury and Property Damage Liability. Coverage extensions shall include the following: all premises and operations, including the Building, all Exterior Areas, products/completed operations, defense, cross liability or severability of interest, blanket contractual liability, Fire Legal Liability, Amendment of the Pollution exclusion to include Hostile Fire, Waiver of Subrogation in favor of Landlord, an “additional insured-Manager or Lessors of Premises” endorsement (ISO CG 20 11). Coverage shall be on a primary and non-contributory basis, arising directly or indirectly with the lease. (c) Commercial Automobile Insurance (Primary and Umbrella). When any motor vehicles (owned, non-owned and hired) are used in connection with work to be performed, the Tenant shall provide Commercial Automobile Insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence, for bodily injury and property damage. Coverage extensions shall include a Waiver of Subrogation in favor of the landlord. (d) All Risk Property Insurance. All risk property insurance coverage shall be maintained by the Tenant for full replacement value to protect against loss, damage to or destruction of all personal property including Tenant’s improvements and alterations in or about the Premises. All risk policy form to include the following: Sprinkler Leakage and Earthquake Sprinkler Leakage, Plate Glass, rental income in an amount not less than the base rent and estimated additional Rent for operating expenses payable for each Lease Year. Landlord shall be designated as a loss payee under such all-risk property insurance coverage. Landlord shall have no obligation to insure Tenant’s personal property, any tenant improvements or any tenant alterations.

5003923.11 28266-930 . EXHIBIT “D” Page 2 of 2 Tenant shall additionally comply, at Tenant’s sole cost and expense, with any and all commercially reasonable insurance requirements now or in the future required by any Lender.

5003923.11 28266-930 EXHIBIT “E” Page 1 of 2 EXHIBIT “E” INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS Owner Name: Warland Investments Company Certificate Holder: Warland Investments Company Certificate should be sent to: 11155 Knott Avenue, Suite J Cypress, California 90630 Attn: Susan Garey Phone: (714) 895-5908 Email: susan@warland.com 1. Insurance Carrier: All policies shall be maintained with insurance companies holding a General Policyholders Best’s Rating of “A-” or better and a Financial Rating of “XI” or better. 2. General Liability Insurance: A. Commercial General Liability Insurance with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence (which may be met via combined primary and excess or umbrella coverage) for bodily injury and property damage with waiver of subrogation; and B. Comprehensive Automobile Liability Insurance (covering owned vehicles, leased vehicles, and all other vehicles) with a combined single limit of not less than One Million Dollars ($1,000,000) (which may be met via combined primary and excess or umbrella coverage), which shall include bodily injury and property damage with a waiver of subrogation. 3. Workers’ Compensation and Employers Liability: Statutory Workers’ Compensation Insurance in accordance with law with a Waiver of Subrogation, and Employer’s Liability Insurance with a maximum coverage of One Million Dollars ($1,000,000); 4. Landlord and Manager are specifically named as an Additional Insured: An Additional Insured Endorsement should be attached to Certificate of Insurance listing Warland Investments Company as additional insured. Each of the policies of insurance required to be carried pursuant to the terms of this Exhibit shall contain: (i) if at any time available from the insurer, a clause requiring written notice to be delivered to Manager by the insurer not less than thirty (30) days prior to any cancellation of such policy of insurance, in whole or in part, or a reduction as to coverage or amount thereunder,

5003923.11 28266-930 EXHIBIT “E” Page 2 of 2 (ii) the condition that such insurance is primary and any liability insurance maintained by Manager or any other additional insured is excess and non-contributory, and (iii) Severability of Interest and Separation of Insured clauses.

5003923.11 28266-930 EXHIBIT “F” Page 1 of 2 EXHIBIT “F” FORM OF COMMENCEMENT DATE MEMORANDUM To: Date: , 20__ Re: Single-Tenant Commercial Lease dated September 24, 2021 (“Lease”), between Warland Investments Company, a California limited partnership (“Landlord”), and Romeo Power, Inc., a Delaware corporation (“Tenant”), concerning 5560 Katella Avenue, Cypress, California (“Premises”). In accordance with Sections 1.9 and 3 of the Lease, we wish to confirm as follows: 1. Tenant has accepted possession of the Premises. 2. The Term commenced on , 20__ and will end on , 20__ 3. In accordance with the Lease, Base Monthly Rent is _______________________ Dollars ($___________) and commenced to accrue on , 20__. 4. Rent is due and payable in advance on the first (1st) day of every month during the Term of the Lease. Your rent checks should be made payable to “Warland Investments Company” at 1299 Ocean Avenue, Suite 300, Santa Monica, California 90401, or via electronic funds transfer as permitted under the Lease. WARLAND INVESTMENTS COMPANY, a California limited partnership By: Robertson Management Company, LLC, a California limited liability company, Co-Managing Director By: Carl W. Robertson, Jr., Manager By: Law Warschaw Management LLC, a California limited liability company, Co-Managing Director By: Hope I. Warschaw, Manager

5003923.11 28266-930 EXHIBIT “F” Page 2 of 2 Acknowledged and Agreed to by Tenant: ROMEO POWER, INC., a Delaware corporation By: Susan Brennan, Chief Executive Officer By: Kerry Shiba, Chief Financial Officer

5003923.11 28266-930 EXHIBIT “G” Page 1 of 3 EXHIBIT “G” FORM OF TENANT ESTOPPEL CERTIFICATE The undersigned, Romeo Power, Inc., a Delaware corporation (“Tenant”), as tenant of approximately 215,000 rentable square feet (the “Leased Premises”) of the property situated at 5560 Katella Avenue, Cypress, California (the “Property”), under that certain Single-Tenant Commercial Lease dated for reference purposes as of ______________ by and between Tenant and Warland Investments Company, a California limited partnership (“Landlord”), as amended or modified by ______________________________________________ (collectively, the “Lease”), has been advised that the Lease has been or may be assigned to The Prudential Insurance Company of America, PGIM Real Estate Finance, LLC and/or another lender or lenders (together with their respective affiliates, successors and assigns, “Lender”) as security in connection with a loan that has been or may be made by Lender to Landlord. The undersigned hereby certifies to Lender as follows, with full knowledge that Lender is relying upon the truth, accuracy and completeness of such statements: 1. The Lease has not been changed, modified, amended or supplemented, and the interest of Tenant has not been assigned, encumbered or otherwise transferred, except as set forth herein. The Lease contains all of the understandings and agreements between Tenant and Landlord. 2. The Lease is in full force and effect and free from any default by Tenant. There are also no existing conditions, which upon the giving of notice or lapse of time, or both, would constitute a default under the Lease by Tenant. 3. To Tenant’s actual knowledge, (a) the Lease is free from any default by Landlord, and (b) there are also no existing conditions, which upon the giving of notice or lapse of time, or both, would constitute a default under the Lease by Landlord. 4. All improvements to the Leased Premises required to be built by Landlord have been fully and satisfactorily completed by Landlord; all allowances and contributions (if any) payable by Landlord for Tenant’s improvements (or for any other purpose) have been paid; and Tenant has accepted the Leased Premises and is in full occupancy thereof, paying rent and actively conducting its business therein. 5. The term of the Lease commenced on _________________ and expires on ______________________, unless renewed or extended in accordance with any renewal or extension provisions of the Lease. None of the renewal or extension provisions in the Lease specify that the rent payable under such renewal or extension provision will be at a below market rental rate or at a currently specified fixed rental rate, except as set forth below: None, except as follows: _____________________________________________________________________________________ _______________________________________________________________________ 6. The current monthly rent installment is $ _________________ which has been paid through and including _____________. Tenant is presently making monthly payments of $______________________ for common area maintenance charges, taxes, insurance and any other additional rent obligations under the Lease, using the terms defined in the Lease for such items. No rent

5003923.11 28266-930 EXHIBIT “G” Page 2 of 3 is prepaid for more than 30 days in advance. If applicable, Tenant is presently making monthly payments of percentage rent of $None (state “None” if none and initial here ___X____). 7. As of the date hereof, Tenant has no defenses against payment of its rent obligations or any outstanding offsets or credits against, deductions from, or “free rent” period entitlements with respect to, its future rent obligations, except as set forth below: None, except as follows: _____________________________________________________________________________________ _______________________________________________________________________ 8. Tenant has paid Landlord a security deposit of $_________ (if none, insert “0”). Tenant has made no advance payment of rent other than for the current month. 9. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction. 10. Tenant has no expansion rights, purchase options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the Property, except as set forth below: None, except as follows: _____________________________________________________________________________________ _______________________________________________________________________ 11. Tenant has no right to terminate the Lease prior to the expiration of the term of the Lease and Tenant has no contraction rights or options, except to the extent provided in the Lease in connection with a casualty or condemnation. 12. If Lender or its designee succeeds to Landlord’s interest in the leased premises or if a sale by power of sale or foreclosure occurs, Tenant shall attorn to Lender or its designee or a purchaser at such sale as its landlord. 13. No person or entity other than Tenant is in possession of the Leased Premises and Tenant has not committed to or agreed to enter into any assignment or sublease of the Leased Premises, except as follows: ______________________. 14. Tenant has attached hereto as Exhibit A true, correct and complete copy of the Lease (inclusive of all modifications and amendments thereto).

5003923.11 28266-930 EXHIBIT “G” Page 3 of 3 This certification shall inure to the benefit of and be enforceable by Lender and shall be binding upon the undersigned and its successors and assigns as tenant under the Lease. Dated ________________, 20___. ROMEO POWER, INC., a Delaware corporation By: Name: Title: By: Name: Title:

5003923.11 28266-930 EXHIBIT “H-1” Page 1 of 1 EXHIBIT “H-1” COMPLETED ENVIRONMENTAL QUESTIONNAIRE [Attached]

5003923.11 28266-930 EXHIBIT “H-2” Page 1 of 10 EXHIBIT “H-2” FORM OF ENVIRONMENTAL QUESTIONNAIRE ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT The purpose of this form is to obtain information regarding the use of hazardous materials on the Premises. Prospective tenants should answer the questions in light of their proposed operations on the Premises. Existing tenants should answer the questions as they relate to on-going operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach additional information to this form. This form is attached to all leases with Landlord. Your cooperation in this matter is appreciated. When completed, the form should be mailed to: c/o Warland Investments Company 1299 Ocean Avenue, Suite 300 Santa Monica, California 90401 If you have any questions, please contact Jessica Nielsen at (714) 895-5908 for assistance. I. GENERAL INFORMATION. Name of Responding Company: Check all that apply: Prospective Tenant ( ) Existing Tenant ( ) Mailing Address: Contact Person & Title: Telephone Number: ( ) _____________ Address of Leased Premises: Length of Lease: Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 2 of 10 II. STORAGE OF HAZARDOUS MATERIALS. For purposes of this Questionnaire, the term hazardous material means any material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded. Hazardous wastes are addressed in Section 4 below. A. Will any hazardous materials be used or stored on site? Chemical Products Yes ( ) No ( ) Radioactive Materials Yes ( ) No ( ) Petroleum Products Yes ( ) No ( ) B. List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55 gallon drums in hazardous materials storage area in warehouse or 5 gallon containers in chemical storage cabinet in laboratory). Hazardous Materials Location and Method of Storage Quantity __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. III. ABOVE AND BELOW GROUND TANKS AND UNDERGROUND STORAGE OF HAZARDOUS MATERIALS. A. Are any above ground or below ground storage of gasoline, diesel or other hazardous material in tanks proposed or currently conducted on the premises? Yes ( ) No ( ) If yes, describe the materials to be stored, and the type, size and construction of the tanks. Attach copies of any permits obtained for the storage of such materials. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 3 of 10 B. Are any below grade clarifiers, separators or sumps proposed for installation or currently existing on the premises? Yes ( ) No ( ) If yes, describe the purpose, the size and construction of the containment. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. IV. GENERATION AND STORAGE OF HAZARDOUS WASTE. FOR PURPOSES OF THIS QUESTIONNAIRE, THE TERM “HAZARDOUS WASTE” MEANS ANY WASTE (INCLUDING CHEMICAL, PETROLEUM OR RADIOACTIVE WASTE) CONSIDERED HAZARDOUS UNDER ANY STATE OR FEDERAL LAW, AND WHICH IS INTENDED TO BE DISCARDED. A. List any hazardous waste generated or to be generated on the premises. Indicate location and method of storage and quantity generated on a monthly basis. (e.g., 55 gallon drums in hazardous waste storage area in warehouse). Also, describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place. Hazardous Materials Location and Method of Storage Quantity __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. B. Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place. Hazardous Materials Location and Method of Storage Quantity __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ __________________ Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 4 of 10 C. Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ( ) No ( ) If yes, please describe any existing or proposed treatment methods. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. D. Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises. E. Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Yes ( ) No ( ) If yes, please provide the number and identify the person responsible for maintaining hazardous waste manifests. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. F. Has your company filed a biennial report as a hazardous waste generator? Yes ( ) No ( ) If yes, please attach a copy of the most recent report filed. V. SPILLS AND LEAKS (EXISTING TENANTS) A. During the past year have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( ) If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 5 of 10 B. Were any agencies notified in connection with such spills? Yes ( ) No ( ) If so, attach copies of any spill reports or other correspondence with regulatory agencies. C. Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( ) If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. VI. INDUSTRIAL WASTEWATER TREATMENT/DISCHARGE A. Does your operation generate an industrial wastewater discharge? Yes ( ) No ( ) If so describe the generation process and hazardous content of the discharge. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. B. Is your industrial wastewater treated before discharge? Yes ( ) No ( ) If yes, describe the type of treatment conducted. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 6 of 10 C. Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises. VII. AIR DISCHARGES A. Do you have any air filtration systems, vents or stacks that discharge into the air? Yes ( ) No ( ) If yes, please describe. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. B. Do you operate any equipment (including paint spray booths, dip tanks, or drying ovens) that requires an air emissions permit? Yes ( ) No ( ) C. Are air emissions from your operations monitored? Yes ( ) No ( ) If so, indicate the frequency of monitoring and a description of the monitoring results. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. Attach copies of any air discharge permits pertaining to your operations on the premises VIII. HAZARDOUS MATERIALS DISCLOSURES A. Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( ) B. Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

5003923.11 28266-930 EXHIBIT “H-2” Page 7 of 10 If so, attach a copy of your plan document. C. Are any of the chemicals used in your operations regulated under Proposition 65? Yes ( ) No ( ) If so, describe the procedures followed to comply with these requirements. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. D. Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( ) If so, describe the procedures followed to comply with these requirements. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. IX. ANIMAL TESTING A. Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( ) If so, describe the activity. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number.

5003923.11 28266-930 EXHIBIT “H-2” Page 8 of 10 B. Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( ) If so, describe the activity. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. X. ENFORCEMENT ACTIONS, COMPLAINTS A. Has your company ever been subject to any agency enforcement actions, administrative orders, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( ) If so, describe the actions and any continuing obligations imposed as a result of these actions. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. B. Has your company ever received any requests for information, notice or demand letters, or other inquiries regarding any environmental or health and safety concerns? Yes ( ) No ( ) C. Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns? Yes ( ) No ( ) D. Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )

5003923.11 28266-930 EXHIBIT “H-2” Page 9 of 10 E. Have there been any problems or complaints from neighbors at the company’s current facility? Yes ( ) No ( ) If so, describe the actions and any continuing obligations imposed as a result of these actions. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. XI. BIOHAZARDOUS MATERIALS. FOR PURPOSES OF THIS QUESTIONNAIRE, THE TERM BIOHAZARDOUS MATERIAL MEANS ANY MATERIAL, PRODUCT OR AGENT CONSIDERED TO BE BIOHAZARDOUS OR INFECTIOUS UNDER ANY STATE OR FEDERAL LAW. A. Is or will the premises be used as a laboratory of any kind? Yes ( ) No ( ) If yes, please provide the following information on a separate schedule referencing this section: • Identify the BioSafety Level and function of each laboratory. • Describe the size of each laboratory and the proposed method of construction, i.e. manufactured containment or constructed in place. • Describe how biohazardous agents will be used i.e., diagnostic, R&D etc. • Describe the level of professional evaluation conducted relative to the design, security, and health and safety risk associated with each laboratory. • Describe the measures that will be employed in each laboratory to ensure containment of materials within the building and to avoid contamination of the building itself. • Identify which government and regulatory agencies will be involved in the planning, permitting and oversight of laboratory operations. B. Attach a list any biohazardous or infectious materials that may be used or stored on the premises along with the quantities that will be on-site at any given time. Also identify the location of the materials and method of storage (e.g., bottles or vials in refrigerator in R&D laboratory). Please reference this section. C. Attach a list or inventory of all biohazardous, medical, or infectious waste to be generated on the premises on a monthly basis. Identify the location of the waste materials and method of storage (e.g., 55 gallon drums in hazardous waste storage area in warehouse). Also, indicate the method of disposal for each waste type and indicate where and how often disposal will take place. Please reference this section.

5003923.11 28266-930 EXHIBIT “H-2” Page 10 of 10 D. Is any treatment or processing of biohazardous or infectious waste currently conducted or proposed to be conducted on the premise? Yes ( ) No ( ) If yes, please describe any existing or proposed treatment methods. Please attach a list or schedule if additional space is required to completely respond to this question, and reference this section number. E. Attach copies of any biohazardous, infectious, or medical materials/waste permits or licenses issued to your company with respect to its operations on the premises. F. Has your company ever received any agency citations or been the subject of any enforcement actions relative to the use/storage of biohazardous materials? Yes ( ) No ( ) If so please describe the action and any continuing obligations imposed as a result of the actions. G. Have any accidents, injuries or deaths occurred in connection with the use, handling or storage of any biohazardous or infectious materials? Please attach a list or schedule if additional space is required to completely respond, and reference this section number. The foregoing information is made as of the date set forth below to the current actual knowledge (as opposed to any constructive or imputed knowledge) of the undersigned, who would have reasonably obtained such knowledge in the performance of the undersigned’s duties with the Responding Company, without any personal liability in connection herewith. By: __________________________________ Name: ____________________________ Title: ____________________________ Date: ____________________________

5003923.11 28266-930 EXHIBIT “I” Page 1 of 4 EXHIBIT “I” FORM OF LETTER OF CREDIT Warland Investments Company Letter of Credit No. _______ 1299 Ocean Avenue, Suite 300 Date: ___________ __, 2021 Santa Monica, CA 90401 Ladies and Gentlemen: At the request and for the account of Romeo Power, Inc., 4380 Ayers Avenue, Vernon California 90058 (“Account Party”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated certificate worded as follows with the instructions in brackets therein complied with: “The undersigned, an authorized representative of the beneficiary (“Beneficiary”) of ___________________Letter of Credit No. _____________ (the “Credit”) hereby certifies that (i) a “Default” (as defined in that certain Single-Tenant Commercial Lease dated September 24, 2021 between Warland Investments Company, as Landlord, and Account Party, as Tenant [the “Lease”]), an “Act of Insolvency” (as defined in the Lease), and/or a breach pursuant to Section 19 of the Lease has occurred, and (ii) as a result of such Default, Act of Insolvency and/or breach of Section 19 of the Lease, the amount of the draft presented under the Credit concurrently with this certificate is due, owing and unpaid by the Account Party. The terms “Lease and “Account Party” referred to in this certificate have the definitions given to them in the Letter of Credit.” This Letter of Credit shall be deemed automatically extended without amendment for a period of one (1) year from the present expiration date of __________________, or any future expiration date, unless you have received written notice sent by us to you at your address above (or such other address as is specified in an amendment to this Letter of Credit consented to by you or the address of a transfer beneficiary specified in our advice of transfer to this Letter of Credit or such other address as is specified in an amendment to this Letter of Credit consented to by such transfer beneficiary) by registered mail or express courier that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice, which date will be at least sixty (60) calendar days after the date you receive such notice. Upon you receiving such notice of the non-extension of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated certificate worded as above. Partial and multiple drawings are permitted under this Letter of Credit. Each draft must be marked “Drawn under Letter of Credit No. _________________.” Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft. If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different

5003923.11 28266-930 EXHIBIT “I” Page 2 of 4 from the intended payee. This Letter of Credit is transferable and may be transferred more than once, but in each case only in the amount of the full unutilized balance hereof to any single transferee who you shall have advised us pursuant to Exhibit A has succeeded Warland Investments Company or a successor owner as owner of the “Premises” (as that terms is defined in the Letter of Credit). The transferee shall not be a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (or a successor governmental or regulatory body with authority to govern such matters) at its official website, http://www.treas.gov/offices/enforcement/ofac (or the then-current web address). Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Account Party’s account. Any presentations to be made under this Letter of Credit may be made in person, by messenger, by certified mail or by nationally recognized overnight courier. This Letter of Credit is subject to the International Standby Practices (ISP98) (Institute for International Banking Law and Practice), and engages us in accordance with the terms thereof. We hereby engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored. Very truly yours ____________________________ BY: _____________________________ (AUTHORIZED SIGNATURE)

5003923.11 28266-930 EXHIBIT “I” Page 3 of 4 Exhibit A to Letter of Credit: Date: _______________ Subject: Your Letter of Credit No. _________ Ladies and Gentlemen: For value received, we hereby irrevocably assign and transfer all our rights under the above- captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to: _________________________ [insert name of transferee] _________________________ _________________________ [insert address] By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us. Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified. The transferee has succeeded Warland Investments Company or a successor owner as owner of the “Premises” (as that terms is defined in the Letter of Credit) Very truly yours, [insert name of transferor] By: ____________________________ Name: _________________________ Title: __________________________

5003923.11 28266-930 EXHIBIT “I” Page 4 of 4 Signature of Transferor Guaranteed [insert name of bank] By: ____________________________ Name: _________________________ Title: __________________________ [a corporate notary acknowledgement or a certificate of authority with corporate seal is acceptable in lieu of bank guarantee above] Agreed to and accepted by: _________________________ APPLICANT

5003923.11 28266-930 EXHIBIT “J” Page 1 of 2 EXHIBIT “J” ROOF SATELLITE EQUIPMENT RULES AND REGULATIONS These Roof Satellite Equipment Rules and Regulations (“Rules”) are incorporated into and made a part of certain Commercial Single-Tenant Lease (the “Lease”), dated September 24, 2021, between Warland Investments Company, a California limited partnership (“Landlord”), and Romeo Power, Inc., a Delaware corporation (“Tenant”), for the premises known as 5560 Katella Avenue, Cypress, California (the “Premises”). Defined or initially capitalized terms used in this Exhibit have the same meaning as in the Lease. The provisions of this Exhibit shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency. Subject to Section 13 of the Lease (Alterations), Tenant shall have the right to install and maintain one (1) satellite dish and related cabling and equipment (collectively, the “Satellite Equipment”) for the purposes servicing the Premises on the roof of the Building, subject to the following terms and conditions: (a) Any and all Satellite Equipment desired by Tenant shall be ordered, installed, maintained, repaired, utilized, and, upon Lease expiration or earlier termination, removed at the sole expense and liability of Tenant, and Landlord shall bear no such cost or liability in connection therewith. Tenant shall be solely responsible for any and all damage to any portion of the Building (including, without limitation, damage to the Building roof and/or voidance of any roof warranty) in connection with the installation, use, maintenance, repair, and/or removal of the Satellite Equipment, and any costs incurred by Landlord in connection therewith shall be paid by Tenant to Landlord as additional Rent. (b) Installation of the Satellite Equipment shall be considered an Alteration pursuant to Section 13 of the Lease. Such installation and any repairs or modifications of the Satellite Equipment shall be under the supervision of Landlord’s roofing consultant and roofing contractor (collectively, the “Roofing Service Providers”), and Tenant shall be responsible for all costs and fees incurred in connection therewith, which shall be paid as additional Rent under the Lease. Tenant shall provide Landlord and the Roofing Service Providers with complete plans and specifications for the proposed Satellite Equipment and its installation (the “Equipment Plans”). Landlord’s prior written approval shall be required of the Equipment Plans, including for the size, weight, design, and method of installation (and such installation shall be performed in accordance with all requirements and criteria imposed by the Roofing Consultant). Adequate screening of the Satellite Equipment, as determined by Landlord, shall be required. Installation shall be in strict accordance with the approved Equipment Plans. The Satellite Equipment shall be located, installed, and operated so as to not interfere with the operation of any other communications or other equipment now or hereafter located on the roof, in the Building, or in or on other buildings in the vicinity of the Project. Notwithstanding the foregoing, any and all supervision and the review and approval of the Equipment Plans by Landlord shall only be to protect Landlord’s interests in the Project and as an accommodation to Tenant, and under no circumstances shall Landlord assume any liability or obligations in connection therewith. (c) Prior to commencement of any such work affecting the Satellite Equipment (whether initial installation or any ensuing maintenance or repair), (i) Tenant shall have complied with all requirements of preceding paragraph (b), (ii) Tenant’s contractors shall supply Landlord with such written indemnities, insurance certificates (meeting the insurance requirements of the Lease), financial statements, and/or such other items as Landlord determines in its reasonable discretion to be necessary to protect its financial interests and the interests of the Project, (iii) all persons entering upon the Project for such purpose and all persons requiring roof access shall agree to abide by any and all Project rules and

5003923.11 28266-930 EXHIBIT “J” Page 2 of 2 regulations, building and other codes, job site rules and such other requirements as are determined by Landlord. Upon completion of installation, Tenant shall cause its contractors to deliver to Landlord reasonably detailed “as built” plans for the Satellite Equipment. (d) Landlord shall have no responsibility for any interruption in the services of the Satellite Equipment, and, to the extent any such service is interrupted (including, without limitation, as a result of Landlord’s maintenance or repair of the Building or the Project), curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto, and it shall be the sole obligation of Tenant at its expense to obtain substitute service. Tenant hereby waives any and all Claims against Landlord based upon any such interruption in service. (e) Landlord shall have the right upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to (i) remove the Satellite Equipment or (ii) if removal would, in Landlord’s sole and absolute determination, damage the roof of the Building, abandon and leave the Satellite Equipment in place, without additional payment to Tenant or credit against rent. In the event Landlord requires removal of the Satellite Equipment, (1) Landlord shall have the right to require such removal to be supervised by the Roofing Service Providers with the cost and fees to be borne by Tenant, and (2) Tenant shall, at Tenant’s sole cost, repair any damage to the Building, including the roof, and repaint any affected areas of the building caused by such removal to the satisfaction of Landlord and the Roofing Service Providers. (f) These Rules shall be considered a part of Tenant’s obligations to be performed under the Lease, and a default by Tenant under these Rules shall be considered to be a default under the Lease. If Landlord is required to bring any action against Tenant arising from or in connection with Tenant’s failure to comply with these Rules, Tenant shall pay Landlord, as additional Rent, any and all reasonable attorneys’ fees and court costs incurred by Landlord as a result of bringing such action.

5003923.11 28266-930 EXHIBIT “K” Page 1 of 1 EXHIBIT “K” INTENTIONALLY OMITTED

5003923.11 28266-930 EXHIBIT “L” Page 1 of 2 EXHIBIT “L” PERMITTED TRANSFERS This Exhibit is attached to and made a part of that certain Single-Tenant Commercial Lease (the “Lease”), dated September 24, 2021 (“Reference Date”), between Warland Investments Company, a California limited partnership (“Landlord”), and Romeo Power, Inc., a Delaware corporation (“Tenant”), for the premises known as 5560 Katella Avenue, Cypress, California (the “Premises”). Defined or initially capitalized terms used in this Exhibit shall have the same meaning as in the Lease. The provisions of this Exhibit shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency. Pursuant to Section 18.11 of the Lease, Tenant may, without the prior written consent of Landlord (but with written notice and substantiating documents as required by Section 18.11), at any time assign this Lease or sublet the Premises to any of the following (each, a “Tenant Affiliate”): (a) any parent, subsidiary or affiliate or related corporation or entity, (b) any corporation resulting from a consolidation or merger of Tenant into or with any other entity where the surviving corporation assumes all obligations of Tenant under this Lease as a matter of law, or (c) to a corporation or other entity which has acquired fifty percent (50%) or more of each class of outstanding voting capital stock of Tenant or substantially all of Tenant’s physical assets. With respect to any such permitted sublease or assignment (a “Permitted Transfer”) under this Exhibit each of the following shall apply as a condition precedent to the effectiveness of such a Permitted Transfer, except that clause (iv) shall, under the circumstances set forth below, constitute a condition subsequent to the effectiveness of such Permitted Transfer: (i) The Premises may only be used for the use permitted under this Lease; (ii) Except for a Permitted Transfer described in clause (b) above, the assignee or subtenant (each a “Transferee”) shall execute a written assumption of the obligations of Tenant pursuant to this Lease in form and substance reasonably satisfactory to Landlord and to any Lender, and deliver a copy of such executed assumption to Landlord and such Lender; (iii) The Transferee shall have an unconsolidated, positive net worth (excluding good will) equal to the greater of (1) the net worth of Tenant as of the Reference Date, or (2) the net worth of Tenant immediately prior to the date of such Permitted Transfer; (iv) Except for a Permitted Transfer described in clause (b), above where Tenant is not the surviving entity (and, in which event, the Transferee surviving entity shall assume full direct liability hereunder), Tenant shall not be released from any of its obligations pursuant to this Lease; and (v) At least thirty (30) days prior to the effective date of the Permitted Transfer, Tenant shall deliver to Lender and Landlord a written notice of the Permitted Transfer identifying the Transferee, the effective date of the Permitted Transfer, the facts which bring such Permitted Transfer within the scope of this Exhibit

5003923.11 28266-930 EXHIBIT “L” Page 2 of 2 and any changes in the address for notices and billings to Tenant pursuant to this Lease. If prior disclosure of the proposed Permitted Transfer is prohibited by applicable law or by any agreement pursuant to which Tenant is bound, then such notice shall be provided no later than ten (10) business days after the effective date of the Permitted Transfer. As used herein, a “parent” of Tenant shall be any person or entity which owns a majority of the outstanding voting stock or profit and loss interests of Tenant, a “subsidiary” of Tenant shall be any entity as to which Tenant owns a majority of the outstanding voting stock or profit and loss interests of such entity, and an “affiliate” or related corporation or entity of Tenant means a person or entity, corporation or otherwise, that through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant. As used herein, the word ”control” means the right and power to direct or cause the direction of the management of policies of the person or entity, corporation or otherwise, through ownership or voting securities (including shareholder agreements).

5003923.11 28266-930 EXHIBIT “M” Page 1 of 1 EXHIBIT “M” PERMITTED DOGS Notwithstanding any provision to the contrary in the Lease, subject to the provisions of this Exhibit “M”, and such additional rules and regulations as may be promulgated by Landlord from time to time, Tenant shall be permitted during the Term to bring into the office areas of the Premises fully- domesticated, fully-vaccinated, trained, non-aggressive, and neutered dogs owned by Tenant's employees as pets (“Permitted Dogs”), provided the same are not Dangerous Breeds (as defined below). For the purposes of this Exhibit “M”, “Dangerous Breeds” shall mean the following breeds: Pit Bull Terrier, Rottweiler, Boxer, Chow Chow, Presa Canario, German Shepherd, Alaskan Malamute, Husky and Doberman Pinscher. Landlord shall have the right, from time to time, to reasonably modify or add to the definition of Dangerous Breeds. All Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Project, or bark excessively or otherwise create a nuisance at the Project, and in no event shall the Permitted Dogs be at the Premises overnight. Permitted Dogs shall be on a leash at all times, and shall not be allowed in the portions of the Premises used for assembly, storage, warehouse or distributions or the Exterior Areas except en route to and from the office portions of the Premises. The Permitted Dogs shall be taken out of the Building for their walks and shall not be permitted to excrete waste within the Building. Subject to the immediately preceding sentence, all bodily waste generated by the Permitted Dogs in or about the Project shall be immediately removed and disposed of in trash receptacles, and any areas affected by such waste shall be cleaned and otherwise sanitized to a condition consistent with Landlord's standards applicable thereto. Tenant shall provide Landlord with evidence of all current vaccinations and current flea treatment for the Permitted Dogs. Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in the Project in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in the Project. Tenant shall be responsible for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including, without limitation, attorneys’ fees) and all losses and damages arising from, resulting from or connected with the acts or presence of the Permitted Dogs in the Premises or the Project (including, without limitation, bodily injury to persons in the Premises or the Project property damage to the property of Landlord or any subtenant, occupant, licensee or invitee at the Project). Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant's insurance provided pursuant to Section 15 of the Lease covers dog-related injuries and damage. Tenant shall comply with all applicable Laws associated with or governing the presence of the Permitted Dogs within the Premises or the Project and such presence shall not violate the certificate of occupancy for the Building. Notwithstanding the foregoing, Landlord shall have the right at any time to rescind Tenant's right to have any dogs in the Premises (other than properly registered service animals, if (1) Tenant is in violation of one or more of the terms and conditions set forth in this Exhibit “M” and fails to cure such violation within two (2) business days of receiving notice thereof from Landlord, or (2) Landlord has received three (3) or more complaints from any subtenant, occupant, licensee, or invitees at the Project regarding any damage, disruption or nuisance caused by Tenant's Permitted Dogs in the Project. Without limiting the generality of the foregoing, for so long as Permitted Dogs are permitted in the Project pursuant to this Exhibit “M”, Tenant, at its sole cost and expense, shall be obligated to replace all carpeting in the office area of the Premises no less than once every three (3) years during the Term.

5003923.11 28266-930 Schedule 4.3(a)(e) Page 1 of 2 Schedule 4.3(a)(e) EXCLUSIONS FROM OPERATING EXPENSES a) Repairs or other work occasioned by any insured casualty or cause insured against or which reasonably should have been insured against by Landlord, or occasioned by the exercise of the right of eminent domain; b) Leasing commissions marketing, advertising and promotional expenditures, the cost to rent and operate a management office in the Building, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants; c) Costs or expenses associated with the defense of Landlord’s title to or interest in the real property or any part thereof; d) Costs incurred by Landlord in connection with the original construction of the Building and related facilities, the correction of defects in the original construction of the Building; e) Salaries of any employees above Senior Property Manager level; f) Depreciation and amortization; g) Costs incurred due to a breach by Landlord; h) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser; i) Costs incurred by Landlord in connection with any financing affecting the Premises or Landlord’s interest therein; j) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; k) Ground rents or rentals payable by Landlord pursuant to any over-lease; l) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; m) Costs incurred in managing or operating any “pay for” parking facilities located around the Premises; n) Expenses resulting from the negligence of Landlord or its agents; o) Any fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations;

5003923.11 28266-930 Schedule 4.3(a)(e) Page 2 of 2 p) Legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Premises; q) Any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or any transfer tax or recording charge resulting from a transfer of the Premises; r) Costs for sculpture, decorations, paintings or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive vicinity of the Building; s) Costs associated with any political, charitable or civic contribution or donation; t) Items, utilities and services for which Tenant reimburses Landlord or pays third parties; u) Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes, condition or asbestos-containing materials from the Premises; v) Costs of operating of the entity that constitutes Landlord; w) Any insurance policy “deductible” in excess of those customarily carried on similar buildings in the metropolitan area in which the Premises is located; and x) Late fees or penalties resulting from Landlord’s failure to pay Real Property Taxes prior to delinquency.

5003923.11 28266-930 Schedule 4.3(b)(b) Page 1 of 2 Schedule 4.3(b)(b) AUDIT RIGHTS Notwithstanding any sections of the Lease to the contrary, in the event of any dispute regarding the amount due as Tenant’s Pro Rata Share of Operating Expenses and provided that Tenant shall not be in default of any payment obligation under this Lease or otherwise be in default under this Lease beyond any applicable notice and cure period, Tenant shall have the right within one hundred twenty (120) days following Landlord’s delivery to Tenant of the reconciliation for the twelve (12) month period in question (the “Audit Request Deadline”), after at least twenty (20) business days prior written notice and during normal business hours approved by Landlord, to inspect and photocopy, at Tenant’s sole cost and expense, Landlord’s accounting records for the Building relevant to the calculation and allocation of Operating Expenses at Landlord’s office in Cypress, California, or such other location as Landlord may designate within the County of Orange. If Landlord has not received a written notice from Tenant to conduct an audit by the applicable Audit Request Deadline, Tenant shall have no further right to conduct an audit for such twelve (12) month period. Any such audit shall be completed within twenty (20) business days following the date Landlord provides Tenant’s auditor with access to Landlord’s non- confidential Building documents reasonably required by Tenant and necessary to complete its audit for the period in question. If, after such inspection and photocopying, Tenant continues to dispute the amount of Tenant’s Pro Rata Share of Operating Expenses, Tenant shall be entitled to retain an independent, third party company to audit and/or review Landlord’s records to determine the proper amount of Tenant’s Pro Rata Share of Operating Expenses. Such audit company shall be compensated only on a flat fee or hourly basis. No such audit company shall be compensated in whole or in part on a contingency fee basis. Any accounting firm selected by Tenant in connection with the audit shall not already be providing primary accounting services to Tenant or any Tenant affiliate, nor shall it have provided primary accounting services to Tenant or any Tenant affiliate in the immediately preceding three (3) years. If such audit or review reveals that Landlord has overcharged Tenant, then, as Tenant’s sole and exclusive remedy, within ten (10) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within ten (10) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge, and any erroneous billing practices will be discontinued. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration to the American Arbitration Association (Orange County office) within thirty (30) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. During any such arbitration proceedings, Tenant’s monetary obligations shall not be reduced, abated or suspended, and Landlord’s obligation, if any, to pay any such overage shall be abated during such arbitration proceedings. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord’s determination of Tenant’s Pro Rata Share of Operating Expenses as set forth in the reconciliation sent to Tenant was in error in Landlord’s favor by more than five percent (5.0%), Landlord shall pay the cost of such audit. The prevailing party in any such arbitration shall pay the cost of the arbitration. If funds are owed by Landlord to Tenant as established pursuant to this Exhibit, then Landlord shall at its option, either (i) pay Tenant such amount within ten (10) days from the date such amount is established, or (ii) credit against the Base Monthly Rent next coming due under the Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. There shall be no more than one (1) review by Tenant of Tenant’s Pro Rata Share of Operating Expenses for any twelve (12) month period. Tenant shall keep any information gained from its review of Landlord’s records confidential and shall not disclose it to any other party (other than its accountants, attorneys, and others reasonably required by Tenant to perform, analyze and/or enforce such audit and examination rights under the Lease), except as required by law. If requested by Landlord, Tenant shall require its

5003923.11 28266-930 Schedule 4.3(b)(b) Page 2 of 2 employees or agents reviewing Landlord’s records to sign a confidentiality agreement as a condition of Landlord. Tenant understands and agrees that the confidentiality provision set forth herein is of material importance to Landlord and that any violation thereof shall result in immediate and irreparable harm to Landlord.